UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HANGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

April 5, 2019

Dear Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Hanger, Inc. (the “Company”). It will be held on Friday, May 17, 2019, at 8:00 a.m. local time, at The Archer Hotel, 3121 Palm Way, Austin, Texas 78758. The primary business of the meeting will be:

•	to elect nine directors;
•	to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
•	to approve, by stockholder advisory vote, the frequency of future advisory votes on the compensation of our named executive officers;
•	to approve the adoption of the Hanger, Inc. 2019 Omnibus Incentive Plan;
•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2019; and
•	to transact such other business as may properly come before the meeting, or at any adjournment thereof.

A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return addressed, postage prepaid envelope provided for your convenience.

Sincerely,

Vinit K. Asar
President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT STOCKHOLDERS VOTE “FOR” THE PERSONS OUR BOARD OF DIRECTORS HAVE NOMINATED TO SERVE AS DIRECTORS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, THE “ONE-YEAR” OPTION AS TO THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, THE HANGER, INC. 2019 OMNIBUS INCENTIVE PLAN AND THE RATIFICATION OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of Hanger, Inc., a Delaware corporation (“Hanger” or the “Company”), will be held at The Archer Hotel, 3121 Palm Way, Austin, Texas 78758 on Friday, May 17, 2019, at 8:00 a.m. local time, for the following purposes:

1.	to elect nine directors;
2.	to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	to approve, by stockholder advisory vote, the frequency of future advisory votes on the compensation of our named executive officers;
4.	to approve the adoption of the Hanger, Inc. 2019 Omnibus Incentive Plan;
5.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2019; and
6.	to transact such other business as may properly come before the meeting, or at any adjournment thereof.

Only stockholders of record at the close of business on March 21, 2019 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof.

By order of the Board of Directors,

Thomas E. Hartman
Senior Vice President, General Counsel & Secretary

April 5, 2019

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 17, 2019: The Company’s 2018 Annual Report and the Proxy Statement are available at www.proxyvote.com

INTERNET AVAILABILITY OF PROXY MATERIALS

We first mailed the Notice of Internet Availability of Proxy Materials to shareholders on April 5, 2019. The Notice of Internet Availability of Proxy Materials instructs shareholders and beneficial owners of our Common Stock on how they may access our proxy materials, which include a letter from Vinit Asar, our President and Chief Executive Officer, our Proxy Statement and our 2018 Annual Report on Form 10-K, via the internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials by following the instructions we provide later in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via the internet, mail or telephone, or in person at the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions we provide later in this Proxy Statement.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. YOU MAY VOTE BY MAIL AFTER FIRST REQUESTIONG A PRINTED COPY OF THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K AND FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

i

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 17, 2019

PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?

A:
On or about April 5, 2019, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to you, and to all stockholders of record as of the close of business on March 21, 2019, because the Board of Directors of Hanger is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders. Our Board of Directors has made these proxy materials available to you on the internet, or upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the 2019 Annual Meeting of Stockholders. Our 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018, along with this Proxy Statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at https://investor.hanger.com.

2.	Q:	Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2018 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

3.	Q:	Date, Time and Place — When and where is the 2019 Annual Meeting of Stockholders?

A:
The 2019 Annual Meeting of Stockholders (sometimes referred to as the “Annual Meeting”) will be held at The Archer Hotel, 3121 Palm Way, Austin, Texas 78758 on Friday, May 17, 2019, at 8:00 a.m. local time.

4.	Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting accompanying this Proxy Statement.

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:
You will be admitted to the Annual Meeting if you were a Hanger stockholder or joint holder as of the close of business on March 21, 2019, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, then you should provide proof of beneficial ownership on the record date, such as your most recent account statement received prior to April 5, 2019, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, the authorized representative must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, then you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

7.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:
Most Hanger stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, Computershare, then you are considered, with respect to those shares, the stockholder of record or record holder and the Notice was sent directly to you by Hanger. As the stockholder of record, you have the right to grant your voting proxy directly to Hanger or to vote in person at the Annual Meeting.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, then you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 7, 2019 (10 days before the Annual Meeting), your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3) and the adoption of the Hanger, Inc. 2019 Omnibus Incentive Plan (Proposal 4) are considered non-routine items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 5) is considered a routine item. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

8.	Q:	Voting — Who can vote and how do I vote?

A:
Only holders of Hanger common stock at the close of business on March 21, 2019 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2019, we had outstanding and entitled to vote 37,229,396 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual

Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instructions provided to you by your broker, bank, trustee or nominee.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

9.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?

A:
Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

10.	Q:	Quorum — What constitutes a quorum?

A:
Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 21, 2019 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of March 21, 2019, 37,229,396 of common stock were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 18,614,699 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

11.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Annual Meeting.

12.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this Proxy Statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

13.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:
Other than the five proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, then the persons named as proxy holders, Vinit K. Asar, our President and Chief Executive Officer, and Thomas E. Kiraly, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

14.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as directors?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders is December 6, 2019. Under our By-laws, stockholders who wish to bring matters or propose director nominees at our 2020 Annual Meeting of Stockholders must provide specified information to us no earlier than December 6, 2019 and no later than January 6, 2020. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758.

15.	Q:	Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration?

A:
You may propose director nominees for consideration by the Corporate Governance & Nominating Committee of our Board of Directors. Any such recommendation should include the nominee’s name and qualifications for membership on the Board of Directors and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Hanger and our stockholders. The section titled “Policy Regarding Director Nominating Process” below provides additional information on the nomination process. In addition, please review our By-laws in connection with nominating a director for election at our Annual Meeting of Stockholders.

16.	Q:	Printed Materials — How can I obtain printed copies of proxy materials?

A:
If you are a shareholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice of Internet Availability of Proxy Materials. If you want to receive a printed copy of this Proxy Statement, proxy card and/or Annual Report on Form 10-K, you must request one. There is no charge by the company for requesting a copy. Please choose one of the following methods to make your request:

		1.	BY INTERNET: www.proxyvote.com

		2.	BY TELEPHONE: 1-800-579-1639

		3.	BY EMAIL: sendmaterial@proxyvote.com

If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice of Internet Availability of Proxy Materials in the email subject line. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as any applicable usage charges from Internet access providers and telephone companies. Requests, instructions and inquiries sent to the email address above for purposes other than requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K will NOT be reviewed or accommodated. Please make the request as instructed above on or before April 26, 2019, to facilitate delivery prior to the Annual Meeting. After April 26, 2019 you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the company’s Investor Relations Department.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board of Directors” or “Board”) of Hanger, Inc., a Delaware corporation (“Hanger” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at The Archer Hotel, 3121 Palm Way, Austin, Texas 78758 at 8:00 a.m., local time, on Friday, May 17, 2019, and any and all adjournments thereof (the “Annual Meeting”).

Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of our Company.

This Proxy Statement and the accompanying proxy are being mailed or given on or about April 5, 2019, to stockholders of record of our Company on March 21, 2019.

VOTING SECURITIES

Voting at the Annual Meeting

Only stockholders of record at the close of business on March 21, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. If you are a holder of record of our Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date, then you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 37,229,396 shares of Common Stock outstanding.

Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the advisory vote on the compensation of our named executive officers; (3) FOR the “one-year” option as to the frequency of the advisory vote on the compensation of our named executive officers; (4) FOR the adoption of the Hanger, Inc. 2019 Omnibus Incentive Plan; and (5) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2019; and (6) in their discretion, with respect to such other business as may properly come before the meeting.

To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors.

The cost of soliciting proxies will be borne by our Company. We may engage a proxy solicitation firm to help us solicit proxies at a cost to our Company not expected to exceed $15,000. Proxies may also be solicited by directors, officers or regular employees of our Company in person or by telephone.

Required Vote

Proposal 1: Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to “withhold authority,” by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Brokers may not vote uninstructed shares for this proposal.

Proposal 2: The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve by advisory vote the compensation of our named executive officers. Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

Proposal 3: The frequency of future advisory votes on the compensation of our named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on executive compensation that shareholders are deemed to have approved, although our Board of Directors recommends that you vote in favor of holding an annual advisory vote. Because this vote is also advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. Our Board of Directors and our Compensation Committee intend to consider the results of this advisory vote in making a determination concerning the frequency of advisory shareholder votes on the compensation of our named executive officers. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have no effect on this proposal.

Proposal 4: The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the Hanger, Inc. 2019 Omnibus Incentive Plan. Abstentions and non-votes shall have the effect of votes against this proposal.

Proposal 5: The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our Company’s independent auditors for the fiscal year ending December 31, 2019. Brokers may vote uninstructed shares for this proposal as it is considered to be a “routine” proposal. Abstentions will have the effect of votes against this proposal.

A quorum of stockholders is necessary to take action at our Annual Meeting or at any adjournment thereof. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will count toward the quorum requirement. In the absence of a quorum, then either (i) the chairperson of the meeting, or (ii) stockholders representing a majority in voting power of the stockholders present in person, or by proxy, and entitled to vote, may adjourn the Annual Meeting from time to time until a quorum is obtained. The time and place of the adjourned meeting will be announced at the time the decision to adjourn is made, and no other notice need be given, unless the adjournment is for more than thirty (30) days from the date of the meeting in which the adjournment decision is made.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members. The nine current directors listed below are each nominated as a director to be elected at our Annual Meeting, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of our Company. We do not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date.

Name	Position with our Company	Age	Became Director
Vinit K. Asar	Chief Executive Officer and Director	53	2012
Asif Ahmad	Director	52	2014
Christopher B. Begley	Chairman of the Board	67	2013
John T. Fox	Director	67	2017
Thomas C. Freyman	Director	64	2017
Stephen E. Hare	Director	65	2010
Cynthia L. Lucchese	Director	58	2015
Richard R. Pettingill	Director	70	2014
Kathryn M. Sullivan	Director	63	2015

Vinit K. Asar has been our Chief Executive Officer and President since May 2012, and served as our President and Chief Operating Officer from September 2011 to May 2012. Mr. Asar also served as our Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar came to Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson, having worked at the Ethicon, Ethicon Endo Surgery, Cordis and Biosense Webster franchises. During his eighteen-year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the United States and in Europe. Prior to joining Hanger, Mr. Asar was the Worldwide Vice President at Biosense Webster, the Electrophysiology division of Johnson & Johnson, responsible for the Worldwide Sales, Marketing and Services organizations. Mr. Asar has a B.S.B.A from Aquinas College and a M.B.A. from Lehigh University. Mr. Asar’s service as our Chief Executive Officer, extensive knowledge and diverse experience in health care finance, product development, manufacturing, marketing and sales, led to the conclusion he should serve as a director.

Asif Ahmad has served as the Chief Executive Officer of Dimensional Dental, a dental support organization (DSO), since July 2018. Prior to that, he served as the Chief Executive Officer of Anthelio Healthcare Solutions, Inc. from July 2013 to April 2017. Anthelio provides information technology and business process services to hospitals, physician practice groups and other health care providers. Mr. Ahmad served as a Senior Vice President and General Manager of Information and Technology Services at McKesson Specialty Health between 2010 and 2013. From 2003 to 2010, he served as the Vice President of Diagnostic Services for the Duke University Health System and Medical Center, and he also held various faculty appointments at Duke University from 2004 to 2011. Prior to that, Mr. Ahmad served in various positions with Ohio State University Health System and Medical Center between 1992 and 2003, serving as Administrator and Chief Information Officer, Chief Technology Officer and the Chair of the Clinical Technology Council at the time of his departure. Mr. Ahmad earned a bachelor’s degree in electrical engineering from the University of Engineering and Technology in Pakistan, a master’s degree in biomedical engineering from Ohio State University, and a M.B.A. from Ohio State University. Mr. Ahmad’s current experience as a CEO of a health company, his experience as the former Chief Executive Officer of Anthelio Healthcare Solutions, Inc., a large independent health care company, as well as his background in information technology and business processes, led to the conclusion that he should serve as a director.

Christopher B. Begley serves as our non-executive Chairman of the Board, a role he has held since January 2018. He is the retired Executive Chairman and Chief Executive Officer of Hospira, Inc., a global provider of injectable drugs and infusion technology. Mr. Begley served as Executive Chairman of the Board of Hospira from May 2007 until January 2012, and served as Chief Executive Officer from April 30, 2004, when Hospira was spun off from Abbott Laboratories, to March 2011. Prior to that, Mr. Begley served in various positions at Abbott from 1986 to April 2004, leaving Abbott as Senior Vice President of its Hospital Products division. Mr. Begley also serves as a director of Zimmer/Biomet Holdings Inc., a medical device company. Mr. Begley served as non-executive Chairman of the Board of Adtalem Global Education Inc. (formerly known as DeVry Education Group Inc.), from November 2014 to November 2017, and as a director of Adtalem from November 2011 to November 2017. Mr. Begley previously served as non-executive Chairman of the Board of The Hillshire Brands Company from June 2012 to August 2014, and served as a director of the Sara Lee Corporation from October 2006 to May 2012. Mr. Begley earned a bachelor’s degree from Western Illinois University and an M.B.A. from Northern Illinois University. Mr. Begley’s experience as a former Chief Executive Officer of Hospira, Inc., a publicly traded health care company, as well as his experience as a director of other public companies and his background in health care companies generally, led to the conclusion that he should serve as our Chairman of the Board.

John T. Fox, has held the position of Chief Executive Officer and President of Beaumont Health, Michigan’s largest healthcare system, since 2015. Mr. Fox also serves as a director of Beaumont Health. Prior to joining Beaumont Health, Mr. Fox held positions at Emory Healthcare, the largest and most comprehensive health system in Georgia. He joined Emory as Chief Operating Officer in 1999 and assumed the role of Chief Executive Officer and President in 2002. Throughout his 30+ year career, Mr. Fox has held various roles within the healthcare sector, including Executive Vice President of IU Health (formerly Clarian Health), a large health system and academic medical center in Indianapolis, and Vice President and Chief Financial Officer at The John Hopkins Hospital in Baltimore, Maryland. After obtaining a bachelor’s degree and a master’s degree in business administration, Mr. Fox began his career as an MBA/CPA at Coopers & Lybrand. Mr. Fox was a director at HealthSpring, Inc. from 2010 until its acquisition by Cigna in 2012. Mr. Fox’s extensive experience in the healthcare industry, particularly as an executive officer of multiple healthcare systems and hospitals, his accounting and finance background including experience in public accounting, as well as his experience as a director for another public company in the healthcare industry, led to the conclusion that he should serve as a director.

Thomas C. Freyman retired from Abbott Laboratories in February 2017 after serving as Executive Vice President of Finance and Administration, and prior to that, Chief Financial Officer. Mr. Freyman served in a number of other key roles throughout his 38-year tenure at Abbott Laboratories, a publicly held company that engages in the discovery, development, manufacture and sale of a broad and diversified line of healthcare products. Earlier in his career, Mr. Freyman held various accounting, financial planning, treasury and controllership roles. Mr. Freyman is also a member of the board of directors and a member of the audit committee of two other publicly-traded companies, Tenneco, Inc. and Allergan plc. Mr. Freyman earned a bachelor’s degree in accounting from University of Illinois, Urbana-Champaign and a master’s degree in management from Kellogg Graduate School of Management, Northwestern University. Mr. Freyman’s extensive experience in the healthcare industry, including as a senior executive officer at a publicly traded company, as well as his significant background in accounting and finance and his experience as a director for another large public company, led to the conclusion that he should serve as a director.

Stephen E. Hare served as Executive Vice President and Chief Financial Officer of Office Depot, Inc. from December 2013 to January 2018. Prior to that, he served as Senior Vice President and Chief Financial Officer of The Wendy’s Company from July 2011 to September 2013, and prior to that served as Senior Vice President and Chief Financial Officer of Wendy’s/Arby’s Group, Inc. from 2008 to July 2011. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc Companies, Inc. from 2007 to the 2008 merger of Triarc and Wendy’s in 2008, and as Chief Financial Officer of Arby’s Restaurant Group, Inc. from 2006 until July 2011. Mr. Hare is also a director of Kentucky Homecare Parent, Inc., a private company which does business as Kindred at Home, and is a provider of home healthcare, hospice, community care and related services in the United States. Earlier in his career, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the board of directors. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the board of directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the board of directors and chair of the audit committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare’s accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director.

Cynthia L. Lucchese is the Chief Administrative Officer and Chief Financial Officer of Hulman & Company, a privately held company headquartered in Indianapolis, Indiana, which owns and operates the Indianapolis Motor Speedway, INDYCAR racing league, Indianapolis Motor Speedway Productions, Clabber Girl Corporation and various real estate holdings. Prior to joining Hulman, Ms. Lucchese was Senior Vice President and Chief Financial Officer of Hillenbrand, Inc., where from 2008 to 2014 she was a key member of the leadership team that transformed Hillenbrand from a $650 million North American business to a $1.6 billion global diversified industrial company. She also has extensive experience in the medical device industry, including serving from 2005 to 2007 as Senior Vice President and Chief Financial Officer of Thoratec Corporation, a medical device company focused on treating advanced stage heart failure. Ms. Lucchese also held various senior financial positions with Guidant Corporation, now a part of Boston Scientific Corporation, from 1994 to 2005, including Vice President and Treasurer, Vice President of Finance and Administration - Guidant Sales Corporation, and Vice President - Controller and Chief Accounting Officer. Since July 2014, Ms. Lucchese has served as a member of the Board of Directors, a member of the Nominating & Corporate Governance Committee and Chairman of the Audit Committee of Intersect ENT, Inc. In June 2017, she joined the Board of Directors of Beaver-Visitec, Inc., and serves as Chairman of the Audit Committee. She previously served as a member of the Board of Directors of Brightpoint, Inc. from 2009 to 2012, serving as Chairman of the Audit Committee. In addition, she currently also serves as a member of the Dean’s Council for the Kelley School of Business of Indiana University. Ms. Lucchese, a Certified Public Accountant, earned a bachelor’s degree in accounting and a master’s degree in business administration from Kelley School of Business of Indiana University. Ms. Lucchese’s extensive experience in accounting and financial leadership roles at public companies, and her experience in the medical device industry, as well as her experience as a director of other public companies, led to the conclusion she should serve as a director.

Richard R. Pettingill is the retired President and Chief Executive Officer of Allina Hospitals and Clinics, a network of health care providers in Minneapolis, Minnesota, serving in this role from 2002 until 2009. During that time, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as Executive Vice President and Chief Operating Officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, Mr. Pettingill served as President and Chief Executive Officer of Camino Healthcare. Mr. Pettingill also serves on the board of directors of Accuray Incorporated, a radiation oncology company. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. Mr. Pettingill’s experience as a former Chief Executive Officer of Allina, a not for profit health care company, as well as his experience as a director of other public companies and his background in health care companies generally, led to the conclusion he should serve as a director.

Kathryn M. Sullivan served as the Chief Executive Officer of UnitedHealthcare Employer and Individual, Local Markets, which is an operating division of UnitedHealth Group, from March 2015 to August 2018. She joined UnitedHealthcare in July 2008, as Chief Executive Officer of UnitedHealthcare, Central Region. Prior to joining UnitedHealthcare, Ms. Sullivan served from 2004 to 2008 as Senior Vice President and Chief Financial Officer of Blue Cross Blue Shield Association, and from 2000 to 2004 as President and Chief Executive Officer of Blue Cross and Blue Shield of Louisiana. Ms. Sullivan also serves on the board of directors of Welltower Inc., a real estate investment trust that primarily invests in senior housing, assisted living and memory care communities. Additionally, Ms. Sullivan serves as a director for the YMCA of Metro Chicago and The Chicago Women’s Network. Ms. Sullivan, a Certified Public Accountant, earned a bachelor’s degree in business administration from Northeast Louisiana University and a master’s degree in business administration from Louisiana State University. Ms. Sullivan’s experience in the health care industry, especially with respect to the payor perspective, led to the conclusion she should serve as a director.

There are no family relationships between any of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF OUR COMPANY.

CORPORATE GOVERNANCE MATTERS

Committees of our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance & Nominating Committee, and a Quality, Compliance, Technology & Outcomes Committee. As a matter of good corporate governance, our Corporate Governance & Nominating Committee intends to evaluate the composition of each of our committees and recommend to the Board at the Board meeting immediately following the Annual Meeting any changes in committee membership that it deems necessary or appropriate.

The Audit Committee conducted eleven meetings during 2018. It presently consists of Thomas C. Freyman (Chair), Stephen E. Hare, and Cynthia L. Lucchese and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with our Company’s independent accountants to review the proposed scope of the annual audit of our Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to our Board of Directors with respect thereto.

The Compensation Committee conducted ten meetings during 2018. It presently consists of Stephen E. Hare (Chair), Asif Ahmad, Christopher B. Begley and John T. Fox, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of our Company’s employee benefit plans.

The Corporate Governance & Nominating Committee conducted four meetings during 2018. It presently consists of Christopher B. Begley (Chair), Richard R. Pettingill and Kathryn M. Sullivan, is governed by its own charter, and is responsible for, among other responsibilities, advising our Board of Directors on matters relating to corporate governance and the identification of potential nominees to our Board of Directors.

The Quality, Compliance, Technology & Outcomes Committee conducted four meetings during 2018. It presently consists of Richard R. Pettingill (Chair), Asif Ahmad and Kathryn M. Sullivan and is responsible for, among other responsibilities, assisting our Board of Directors on matters relating to the quality of our Company’s services and the adequacy of our Company’s scientific and technical direction.

Our Board of Directors met nine times during 2018. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board of Directors and committee(s) for the period during which he or she served as director or member during 2018. Copies of charters of the Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee and Quality, Compliance, Technology & Outcomes Committee are available on our website, www.hanger.com.

Board Independence

Our Board of Directors has determined that all of the nominees for election as a director except for Vinit K. Asar, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange (“NYSE”) listing standards and rules. Further, our Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and that each of Messrs. Freyman and Hare and Ms. Lucchese qualify as an “audit committee financial expert” as defined in the SEC’s rules. For a director to be deemed independent under NYSE rules, our Board of Directors must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE’s listing standards.

Board Leadership Structure and Role in Risk Oversight

Currently, Mr. Asar serves as our Company’s President and Chief Executive Officer, or CEO, and Christopher B. Begley serves as the non-executive Chairman of our Board of Directors. Our Board of Directors does not have a policy on whether or not the roles of CEO and Chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board of Directors has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since Mr. Asar became our CEO in May 2012, our Board of Directors has determined that the separation of these roles most appropriately suits our Company. Specifically, our Board of Directors believes that this split in roles allows Mr. Asar to focus more of his energies on the management of our Company’s business and that Mr. Begley’s background and experience as an executive officer in the health care industry provides a unique and valuable independent perspective to the governance of the Company.

Our Board of Directors believes that there is no single leadership structure for a Board of Directors that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company’s and our Board of Directors’ then current circumstances as and when appropriate.

•	In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, our Board of Directors will designate a lead independent director from amongst the independent directors to preside at the meetings of the executive sessions of the independent directors. Because Mr. Begley is an independent director, there is currently no lead independent director.
•	The primary responsibilities of the lead independent director, when that role is filled, is to work closely with the Chairman and the CEO, and serve as the principal liaison between the independent directors and the Chairman and the CEO in matters relating to our Board of Directors as a whole. The primary responsibilities of the lead independent director are as follows:
•	reside at all meetings of our Board of Directors at which the Chairman is not present, including any executive sessions of the independent directors and establish agendas for such executive sessions in consultation with the other directors and the Chairman;
•	have the authority to call meetings of the independent directors as appropriate; and
•	be available, as deemed appropriate by our Board of Directors, for consultation and direct communication with stockholders, and for such other duties as our Board of Directors may determine from time to time.

Our Board of Directors and, in particular, the Audit Committee and the Quality, Compliance, Technology & Outcomes Committee, are involved on an ongoing basis in the general oversight of our material identified enterprise related risks. Each of our chief executive officer, chief financial officer, general counsel and chief compliance officer, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board of Directors, the Audit Committee and/or the Quality, Compliance, Technology & Outcomes Committee on various types of identified material financial, reputational, legal, compliance and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Further, our Compensation Committee, with the assistance of the committee’s compensation consultant and management, periodically evaluates our compensation policies and practices to assess whether potential actions to be taken by our employees in response to these policies and practices are likely to have a material adverse effect on our company. Our Board of Directors’ and committees’ roles in our risk oversight process have not affected our leadership structure of our Board of Directors.

Policy Regarding Director Nominating Process

The Corporate Governance & Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of our Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance & Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance & Nominating Committee at our Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Corporate Governance & Nominating Committee has not formulated any specific minimum qualifications that the it believes must be met by a nominee that the Corporate Governance & Nominating Committee recommends to our Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Corporate Governance & Nominating Committee’s charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

While the Corporate Governance & Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Corporate Governance & Nominating Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the “Selection of Board Members” section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Corporate Governance & Nominating Committee considers appropriate, which may include diversity of viewpoints.

Policy Regarding Communication with Directors

Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of our Company at our Company’s executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

Under our Company’s current policy, each director should attend each annual meeting of stockholders. All of the current directors who were serving as directors at the time attended our last annual meeting of stockholders, held in May 2014.

Meetings of Non-Management Directors

Non-management members of our Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. Mr. Begley, an independent director and the non-executive Chairman of our Board of Directors, presides at these meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with NYSE corporate governance listing standards. Copies of these documents are set forth on our Company’s website, www.hanger.com.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director, and any of their immediate family members; and
•	a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance & Nominating Committee of certain information relating to proposed related person transactions. The Corporate Governance & Nominating Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

In 2018, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance & Nominating Committee under the policy.

Environmental, Social and Governance Matters

We believe that sound corporate citizenship and attention to environmental, social and governance (“ESG”) principles are essential to our success. We are committed to operating with integrity, contributing to the local communities surrounding our offices and facilities, promoting diversity and inclusion, developing our employees, focusing on sustainability and being thoughtful environmental stewards. Our Board provides oversight of management’s efforts around these ESG topics and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. Among the ways in which we have demonstrated our commitment to ESG matters are the following:

•	Commitment to minimizing adverse impacts to the environment through energy management programs, including piloting HVAC management and LED retrofit programs, and exploring programs for waste cardboard, plastic and aluminum recycling.
•	Creation of a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including a Code of Business Conduct and Ethics that sets forth principles to guide employee, officer and director conduct.
•	Commitment to the local communities where our clinics are located, including supporting various non-profits, charities and other community programs throughout the United States.
•	Employee development and training opportunities, including our annual Education Fair, which brought together more than 850 of our clinicians for five days of continuing education on orthotic, prosthetic and therapeutic solutions in February 2019.
•	Equal employment opportunity hiring practices, policies and management of employees.
•	Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, prohibits sexual harassment in any form, details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.
•	Commitment to fostering and promoting an inclusive and diverse work environment.
•	Maintenance of a whistleblower policy providing for confidential reporting of any suspected violations of policy.

PROPOSAL TWO—ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our Compensation Committee. However, we will consider the results of the vote of our stockholders in evaluating the need for or desirability of any changes in our executive compensation programs. We intend to hold the next advisory vote on the compensation of our named executive officers at the annual meeting in 2020.

We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation program is designed to reward our named executive officers for long-term commitment to our Company’s success. We emphasize performance-based incentive opportunities, particularly long-term incentives, when determining the mix of elements that constitute an officer’s total direct compensation.

We are also aware that executive pay practices and notions of sound governance principles continue to evolve, and we strive to keep pace with that evolution. For example, there are no Company employees with tax gross-ups contained in their employment agreements.

As we discuss more thoroughly in the Compensation Discussion and Analysis section, which we invite you to review in detail, the following principles guide our compensation decisions:

Guiding Principle	Hanger Philosophy / Approach
Pay for performance
Our compensation program is designed to align executive compensation with our Company’s overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of shareholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.

Facilitate alignment with stockholders
Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.

Be internally equitable
Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and our Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team, irrespective of gender, ethnicity or other diverse characteristics.

Promote sound corporate governance objectives
We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on shareholders and any relevant tax and accounting implications that may arise in connection with such programs.

Provide leadership stability and continuity
Our executive programs are designed to reward both long-term contributions to our Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with our Company. We recognize that the stability of the leadership team enhances our business.

Be competitive	We regularly conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.

Guiding Principle	Hanger Philosophy / Approach
Reflect factors of role and individual
We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer’s responsibilities and the individual’s skills and performance.

Encourage long-term executive service
We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

A description of our executive compensation policies and procedures can be found in the Compensation Discussion & Analysis section of this proxy. Those policies and procedures include:

•	We link compensation to corporate performance through our annual incentive compensation program and equity based awards, including performance-based equity awards.
•	We have eliminated all excise tax gross-ups in our executive officers’ employment agreements, with the result that no employee of the Company has an excise tax gross-up in his or her employment agreement.
•	We have limited the perquisites that we offer to executive officers to those that are aligned with market practices.
•	The change in control provisions within our employment agreements are “double trigger” provisions.
•	Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results.
•	Our equity compensation plan does not permit repricing of stock options.
•	We periodically review our pay practices to ensure that they do not encourage excessive risk taking.
•	We do not guarantee salary increases or bonuses for our executive officers.
•	We have formal stock ownership guidelines for each of our named executive officers and all of the named executive officers presently meet these requirements.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE —ADVISORY VOTE ON THE “ONE-YEAR” OPTION AS TO THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are also seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of future advisory votes on the compensation of our named executive officers as disclosed pursuant to the executive compensation disclosure rules of the SEC. Stockholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, our Board of Directors recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders annually.

We believe an annual advisory vote on the compensation of our named executive officers will allow us to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our named executive officers will provide our Board of Directors and our Compensation Committee with frequent input from stockholders on our compensation programs for our named executive officers. Finally, we believe an annual advisory vote on the compensation of our named executive officers promotes corporate transparency while also allowing stockholders frequent direct input on our compensation philosophy, policies and programs.

For the reasons discussed above, our Board of Directors recommends that stockholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should be aware that they are not voting “for” or “against” our Board of Director’s recommendation to vote for a frequency of every year for holding future advisory votes on the compensation of our named executive officers. Rather, stockholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers which may be every one, two or three years, or they may abstain entirely from voting on the proposal.

The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from stockholders will be considered by our Board of Directors and Compensation Committee as the stockholders’ recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on us or our Board of Directors. Nevertheless, our Board of Directors will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to stockholders for approval at an annual meeting of stockholders within the next three years.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUBMITTING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO STOCKHOLDERS EVERY YEAR.

PROPOSAL FOUR —APPROVAL OF THE 2019 OMNIBUS INCENTIVE PLAN

We are seeking stockholder approval of the Hanger, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”), including the authority to issue up to 2,025,000 shares of our common stock under the 2019 Plan, plus the shares of our common stock that remain available for issuance under the Hanger, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”), as such numbers may be adjusted as described below. Under the 2016 Plan, 230,159 shares of common stock remain available for additional grants as of March 15, 2019.

The two complementary goals of the 2019 Plan are to attract and retain outstanding individuals to serve as our officers, directors, employees, and consultants and to increase stockholder value. Through the approval of the 2019 Plan, we seek to provide a direct link between stockholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock, and other incentive compensation awards that are based on our financial performance.

Our Certificate of Incorporation, as amended, authorizes the issuance of 60,000,000 shares of common stock, and as of March 21, 2019, there were 37,229,396 shares of common stock issued and outstanding. The market value of one share of common stock on the NYSE as of the close of market on March 21, 2019 was $18.33.

Key Reasons to Support the 2019 Plan

Our equity-based compensation programs under the 2016 Plan and prior equity plans have been integral to our past success. Approval of the 2019 Plan will allow us to continue to grant equity and other incentive awards as an essential element that contributes to our future performance.

•	The number of shares reserved under the 2019 Plan, in our belief, represents an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the 2019 Plan to support. We estimate that the 2,025,000 shares reserved for issuance under the 2019 Plan could result in a maximum potential dilution to our existing shareholders of approximately 5.44%, based on our current total of 37,229,396 shares of common stock outstanding as of March 21, 2019.
•	Our equity grants under the 2016 Plan have been at a level we consider to be moderate, and we expect to continue similar grant practices over the near term if the 2019 Plan is approved. Our three-year average burn rate is approximately 2.37% when calculated by dividing the total number of share awards granted in any given year by the number of shares of common stock outstanding.

The 2019 Plan incorporates several provisions that are considered leading pay practices or that protect our shareholders’ interests, including the following:

•	No tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change in control.
•	A “double trigger” requirement for accelerated vesting of equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the occurrence of the change in control occurring, award holder’s employment must be terminated by us without cause or by the award holder with good reason in order for his or her unvested equity to become vested on an accelerated basis.
•	Administration with respect to awards made to our officers by a compensation committee composed entirely of independent directors.
•	The exercise prices for stock options and stock-based awards under the 2019 Plan must be at least 100% of fair market value on the grant date of the award, and may not be decreased after the grant date.
•	No amendments may be made to the 2019 Plan to materially increase the number of shares reserved for issuance under the stock plan without the approval of our shareholders.
•	No awards may be issued retroactively.

Effect on 2016 Plan if 2019 Plan is Approved

Upon our stockholders’ approval of the 2019 Plan, the 2016 Plan will terminate and no new awards will be granted under the 2016 Plan. All awards granted under the 2016 Plan that are still outstanding upon the approval of the 2019 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the 2016 Plan, as the case may be. As of March 15, 2019, there were 1,743,184 shares subject to unvested restricted stock, restricted stock unit, performance share, performance share unit and other equity-based awards under the 2016 Plan. As of March 15, 2019, there were no shares subject to outstanding stock option or stock appreciation rights under the 2016 Plan.

Summary of 2019 Plan

The following is a summary of the material provisions of the 2019 Plan. A copy of the 2019 Plan is attached to this Proxy Statement as Annex A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2019 Plan and the 2019 Plan shall control if there is any inconsistency between this summary and the 2019 Plan.

Administration. The 2019 Plan will be administered by the Board or the Compensation Committee (as used in this section, the “Committee”), or any other committee of the Board or one or more of our officers to whom the Board or Committee has delegated authority, which are collectively referred to as the “Administrator.” The Administrator will have the authority to interpret the 2019 Plan or award agreements entered into with respect to the plan; make, change, and rescind rules and regulations relating to the 2019 Plan; make changes to, or reconcile any inconsistency in, the 2019 Plan or any award or agreement covering an award; and take any other needed to administer the 2019 Plan.

Eligibility; Participant Award Limits. The Administrator may designate any of the following as a participant under the 2019 Plan: any officer or employee, or individuals engaged to become an officer or employee, of the Company or our affiliates; and consultants of the Company or our affiliates, and our directors, including our non-employee directors. We currently have nine directors, eight of whom are non-employee directors, ten executive officers and approximately 4,850 employees who are eligible to participate in the 2019 Plan.

Subject to adjustment described below, participants may not be granted awards that could result in such participant receiving more than:

•	540,000 stock options and stock appreciation rights (or 55,000 stock options and stock appreciation rights for a non-employee director) during any of our fiscal years;
•	270,000 shares of restricted stock and restricted stock units (or 27,500 shares of restricted stock and restricted stock units for a non-employee director) during any of our fiscal years;
•	540,000 shares under performance awards measured in relation to our shares for any 2-year performance periods (or 55,000 shares for a non-employee director) and 810,000 shares under such awards for any 3-year performance periods (or 83,000 shares for a non-employee director);
•	$3,000,000 for cash-based incentive awards ($600,000 for a non-employee director) during any of our fiscal years;
•	$3,000,000 for performance awards not measured in relation to a share with 2-year performance periods (or $400,000 for a non-employee director) and $4,500,000 for similar awards for with 3-year performance periods (or $600,000 for a non-employee director); and
•	250,000 shares of other stock-based awards or dividend equivalent units (or 25,000 shares for a non-employee director).

Types of Awards. The 2019 Plan permits the Administrator to grant stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the 2019 Plan. If the 2019 Plan is approved, then the Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our Company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the 2019 Plan. The 2019 Plan provides that 2,025,000 shares of our common stock are reserved for issuance under the 2019 Plan, plus the amount of shares available for issuance under the 2016 Plan, all of which are subject to adjustment as described below. We may only issue 2,025,000 shares pursuant to the exercise of incentive stock options. Furthermore, if any shares subject to awards granted under the 2016 Plan would again become available for new grants under the terms of such plan, if such plan were still in effect, then those shares will be available under the 2019 Plan, unless (1) we purchase the shares using proceeds of option exercises, (2) they are shares tendered or withheld in payment of the exercise price of an option or in settlement of an outstanding stock appreciation right, or (3) they are shares tendered or withheld to satisfy federal, state, or local tax withholding obligations.

The number of shares reserved for issuance under the 2019 Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may settled solely in cash will not deplete the 2019 Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, or (d) shares are issued under any award and we reacquire them pursuant to our reserved rights upon the issuance of the shares, then those shares are added back to the reserve and may again be used for new awards under the 2019 Plan. Shares that are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding stock appreciation right, shares we purchase using proceeds from stock option exercises, and shares tender or withheld to satisfy any federal, state, or local tax withholding obligations may not be made available for re-issuance under the 2019 Plan.

Options. The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of common stock may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”). A SAR is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2019 Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant price, which may never be less than the fair market value of our common stock as determined on the date of grant, (iii) a term that must be no later than 10 years after the date of grant, and (iv) whether the SAR will settle in cash, common stock or a combination of the two.

Performance and Stock Awards. The Administrator may grant awards of shares of common stock, restricted stock, restricted stock units (for purposes of this section, “RSU”), performance shares, or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) and/or upon the completion of a period of service. An RSU grants the participant the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share of common stock, to the extent performance goals are achieved and/or upon the completion of a period of service. Performance shares give the participant the right to receive shares of common stock to the extent performance goals are achieved. Performance units gives the participant the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including (i) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (ii) the length of the vesting and/or performance period, subject to the minimum vesting period requirement (described below), and, if different, the date that payment of the benefit will be made, (iii) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (iv) with respect to performance shares, performance units, and RSUs, whether the awards will settle in cash, in shares of common stock (including restricted stock), or in a combination of the two.

Cash Incentive Awards. The Administrator may grant cash incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (as described above), the performance period, the potential amount payable, and the timing of payment. While the 2019 Plan permits cash incentive awards to be granted under the plan, we are not limited

Performance Goals. For purposes of the 2019 Plan, the Administrator may establishes performance goals which relate to one or more of the following measures with respect to our Company or any one or more of our subsidiaries, affiliates, or other business units: net sales; cost of sales; gross income; gross revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; diluted earnings per share; fair market value of a share of common stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; and customer satisfaction. Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

Dividend Equivalent Units. The Administrator may grant dividend equivalent units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. We determine all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units may not be granted in connection with a stock option or SAR, dividend equivalent unit awards that relate to performance shares or performance units may not provide for payment prior to vesting of such shares or units, and dividend equivalent unit awards granted in tandem with another award may not include vesting provisions more favorable than the vesting provisions of the tandem award.

Other Stock-Based Awards. The Administrator may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Minimum Vesting. All awards granted under the 2019 Plan must have a minimum vesting period of 1 year from its grant date, except for awards with respect to up to 5% of the total number of shares of common stock reserved under the 2019 Plan. The Administrator may, however, accelerate the vesting or deem an award earned, in whole or in part, upon a participant’s death, disability, retirement, termination without cause, at the time of a change of control or in any other circumstance the Administrator determines.

Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving any consideration.

Adjustments. If (i) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (ii) we subdivide or combines shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a shareholder rights agreement); (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (iv) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2019 Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the 2019 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase, or exercise price with respect to any award; and (D) the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the 2019 Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the 2019 Plan.

Change of Control. Upon a change of control (as defined in the 2019 Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

•	Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.
•	If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (i) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (ii) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.
•	If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and our Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date:

•	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.
•	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.
•	All performance shares, performance units, and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.
•	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.
•	All other unvested awards will vest and any amounts payable will be paid in cash.

Term of Plan. Unless earlier terminated by the Board, the 2019 Plan will remain in effect until the date all shares reserved for issuance have been issued, except that no incentive stock options may be issued if the term of the 2019 Plan extends beyond 10 years from the effective date without shareholder approval of such extension.

Termination and Amendment. The Board or Administrator may amend, alter, suspend, discontinue or terminate the 2019 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the 2019 Plan if we determine such approval is required by prior action of the Board, applicable corporate law, or any other applicable law;
•	stockholders must approve any amendment to the 2019 Plan, which may include an amendment to materially increase the number of shares reserved under the 2019 Plan, if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and
•	stockholders must approve any amendment to the 2019 Plan that would diminish the protections afforded by the participant award limits or repricing and backdating prohibition.

Subject to the requirements of the 2019 Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of common stock issuable under the 2019 Plan. We need not obtain participant (or other interested party) consent for any such action (i) that is permitted pursuant to the adjustment provisions of the 2019 Plan; (ii) to the extent we deem the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded; (iii) to the extent we deem the action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iv) to the extent we determine that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award.

The authority of the Board and the Committee to terminate or modify the 2019 Plan or awards, and to otherwise administer the Plan with respect to outstanding awards, will extend beyond the termination date of the 2019 Plan. In addition, termination of the 2019 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2019 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the 2019 Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the 2019 Plan under current tax law.

Tax Consequences of Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares. The grant of a performance share award will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares after the end of the applicable performance period and any applicable vesting period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and RSUs. The grant of a performance unit or RSU will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time. If performance units or RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock Based Awards. A participant who receives shares of common stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and we will generally be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Withholding. In the event that we or one of our affiliates are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, we may satisfy such obligation by:

•	If cash is payable under an award, deducting from such cash payment the amount needed to satisfy such obligation;
•	If shares are issuable under an award, then to the extent that the Administrator approves, (1) withholding shares of common stock having a fair market value equal to such obligation, or (2) allowing the participant to elect to (a) have us or our affiliates withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award, or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total statutory maximum federal, state, and local tax withholding obligations associated with the transaction to the extent needed for us or our affiliates to avoid an accounting charge; or
•	Deducting the amount needed to satisfy such obligation from any wages or other payments owed to the participant, requiring such participant to pay us or our affiliate in cash, or making other arrangements satisfactory to us or our affiliate.

No Guarantee of Tax Treatment. Notwithstanding any provisions of the 2019 Plan, we do not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates be required to indemnify, defend, or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Code limits our deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the 2019 Plan, with respect to any individual who served as our Chief Executive Officer or Chief Financial Officer at any point during the year, or who was otherwise included as one of the three other highest paid officers in our proxies, for our 2017 and later fiscal years.

Treatment of “Excess Parachute Payments.” The accelerated vesting or payment of awards under the 2019 Plan upon a change of control of our Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, we would not be able to deduct the excess parachute payments made to a participant. The 2019 Plan has what is known as a “better of” provision under which the participant will receive the greater after-tax benefit between payment in full, including payment of the excise tax, or reduction of such payment to $1 less than the maximum amount the participant could receive without being subject to the excise tax.

New Plan Benefits. All awards to our directors, executive officers, employees, consultants or advisors are made at our discretion, and the benefits and amounts that will be received or allocated under the 2019 Plan are not determinable at this time.

Equity Compensation Plan Information. The following table provides information about our equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants, rights and performance share awards	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders
Restricted Stock	173,912	—	0
Stock Options	—	—	—
Equity compensation plans not approved by security holders(2)
Restricted Stock	2,018,528	—	932,468
Stock Options	681,869	$12.77	—
Total	2,874,309		932,468
(1)	The number of securities remaining available for future issuance is comprised of 932,468 shares from the 2016 Plan.
(2)	A description of the 2016 Plan and the Company’s 2017 Special Equity Plan can be found in “Note P – Stock-Based Compensation” to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2018.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF
THE HANGER, INC. 2019 OMNIBUS INCENTIVE PLAN.

PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2019, as well as the effectiveness of our internal control over financial reporting as of December 31, 2019, and requests that our stockholders ratify this appointment. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.

Audit services provided by PricewaterhouseCoopers LLP in 2018 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019 unless the stockholder has specified otherwise.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

2018 COMPENSATION DISCUSSION & ANALYSIS

Overview

The following narrative and tables provide the required disclosures with respect to our fiscal year ended December 31, 2018.

Executive Summary

For 2018, our Compensation Committee made the following key decisions concerning our executive compensation programs:

•	To retain our general approach to executive compensation, with an emphasis on performance-based annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our shareholders, as described below under “Consideration of Advisory Shareholder Vote on Executive Compensation.”
•	To continue our practice of allocating fifty percent or more of the annual long-term incentive compensation grants to our named executive officers to performance-based restricted stock units and the remaining portion to time-based restricted stock units.
•	To discontinue our automobile allowance program for any executive officers hired after February 20, 2018, as referenced below under “Employment Agreements.”

In addition, in 2019, after a comprehensive review by our Compensation Committee that included the assistance of our Committee’s compensation consultant and involved a benchmarking process against certain of our public company peers, we restated our named executive officers’ employment agreements to, among other things, provide that future equity-based awards will be subject to “double trigger” vesting, rather than “single trigger” vesting, on a change in control. These and the other executive compensation actions we took during 2018 are described in more detail in the narrative and tables that follow.

Objectives of Our Executive Compensation Program

The compensation program covering our named executive officers is designed to drive our Company’s success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

•	attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;
•	retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and
•	appropriately motivating our executives to drive outstanding Company performance.

These objectives reflect our belief that programs that support the attraction and retention of a highly qualified executive management team, coupled with appropriate incentive programs to motivate performance, serve the long-term interests of our investors.

Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company’s success. The following principles guide our compensation decisions:

Guiding Principle	Hanger Philosophy / Approach
Pay for performance
Our compensation program is designed to align executive compensation with our Company’s overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of shareholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.

Guiding Principle	Hanger Philosophy / Approach
Facilitate alignment with shareholders
Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.

Be internally equitable
Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and our Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team, irrespective of gender, ethnicity, or other diverse characteristics.

Promote sound corporate governance objectives
We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on shareholders and any relevant tax and accounting implications that may arise in connection with such programs.

Provide leadership stability and continuity
Our executive programs are designed to reward both long-term contributions to our Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with our Company. We recognize that the stability of the leadership team enhances our business.

Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual
We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer’s responsibilities and the individual’s skills and performance.

Encourage long-term executive service
We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

Named Executive Officers

Based on their compensation for the fiscal year ended December 31, 2018, the following individuals have been identified as our named executive officers for purposes of disclosure in this proxy statement:

•	Vinit K. Asar, President and Chief Executive Officer;
•	Thomas E. Kiraly, Executive Vice President and Chief Financial Officer;
•	Samuel M. Liang, President of Hanger Clinic;
•	Thomas E. Hartman, Senior Vice President, General Counsel and Secretary; and
•	Scott Ranson, Executive Vice President of Corporate Services and Chief Information Officer.

Overview of Our Executive Compensation Programs

Below are the purpose and key elements of our executive compensation program.

Element		Purpose and Characteristics
Base Salary	•	Fixed pay element to compensate for an individual’s competencies, skills and experience as valued in the marketplace and within our Company and to reward continued performance.
	•	Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.

Short-Term Incentives	•	Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business specific targets and individual goals tied to strategic initiatives.
	•	Incentive goals are aligned with shareholders’ interests.
	•	Awards, if earned, are payable based on actual business results and achievement of individual goals.

Long-Term Incentives	•	Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
	•	Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.

Retirement Benefits	•	Component of compensation that accrues each year to provide retirement savings and market-competitive pay.
	•	Benefits are payable upon or after retirement.

Other Benefits and Perquisites	•	Generally certain pay elements which provide for life and income security needs; the actual cost to our Company is based on participation/usage.

Severance Benefits	•	Contingent component to provide a bridge to future employment in the event an executive’s employment is terminated.
	•	Payable only if an executive’s employment is terminated in certain predefined situations.

The following table summarizes executive compensation practices that we have implemented, and those that we avoid to ensure our executive pay program rewards long-term commitment to our Company’s success.

What We Do		What We Do Not Do
✔	We focus on pay-for-performance by emphasizing performance-based incentive opportunities.	X	We do not offer perquisites that are not aligned with market practices.
✔	We set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards, and are aligned with business objectives to enhance shareholder value over time.	X	We do not permit executive officers or directors to engage in hedging or similar types of transactions with respect to our stock.
✔	We focus on both long-term and short-term incentives to align our executives officers’ performance goals with our overall performance.	X	We do not permit backdating or repricing of stock options.
✔	We use multiple performance metrics for incentive compensation to better align incentives with overall company performance.	X	We do not guarantee salary increases or bonuses for our executive officers.
✔	We benchmark our executive officers’ compensation against an appropriate peer group.	X	We do not use the same performance measures for short-term and long-term incentives to ensure our executive officers focus on both short-term and long-term goals.

What We Do		What We Do Not Do
✔	We require executive officers to maintain prescribed stock ownership levels.	X	We do not permit payouts greater than two times the target awards for our short-term incentives and 150% of the target awards for our performance-based restricted stock units.
✔	We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.	X	We do not provide excise tax gross-ups.
✔	Our Compensation Committee benefits from the use of an outside, independent compensation consultant.
✔	Under our employment agreements as restated in 2019, future equity-based awards will be subject to “double trigger” vesting, rather than “single trigger” vesting, on a change in control

Consideration of Advisory Shareholder Vote on Executive Compensation

As a result of our Company’s prior delay in filing periodic reports with the SEC, we have not held an annual meeting of shareholders since May 2014. Nevertheless, our Compensation Committee appreciates and values the compensation views of shareholders. Without the ability to respond to shareholders’ vote on our pay proposals, our Compensation Committee relied more heavily on the benchmarking and advice provided by our Committee’s independent compensation advisors for input into our Company’s pay practices. Our Compensation Committee concluded that the compensation paid to our executive officers and our Company’s overall pay practices continue to align with competitive marketplace practices and ranges. As a result, our Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on performance-based annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our shareholders.

Going forward, our Compensation Committee intends to take into consideration the results of our advisory votes on executive compensation, including the advisory vote being sought as part of the Annual Meeting, when making compensation decisions along with the benchmarking and advice provided by our Committee’s independent compensation advisors. In addition, we invite our shareholders to communicate any concerns or opinions on executive pay directly to our Compensation Committee or our Board of Directors.

At the annual meeting of shareholders held on May 12, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our Board of Directors determined to implement an advisory vote on executive compensation every year through 2014. We are asking our shareholders for their preference on the frequency of future shareholder votes on executive compensation at the Annual Meeting, which we will take into account when determining the frequency of advisory votes on executive compensation going forward.

Pay Setting Process

Our Compensation Committee has used Korn Ferry (“KF”) as its compensation consultant on executive compensation matters. Our Compensation Committee assessed the independence of KF and concluded that the work performed by the consultants for our Compensation Committee did not raise any conflict of interest under NYSE listing standards or SEC rules. For 2018, KF was paid $140,332 for executive compensation consulting services. For other board and executive search and management consulting services provided to our Company in 2018, KF was paid $192,647.

Our Compensation Committee works closely with our compensation consultant to understand general market practices, prevalence and trend information on the levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives and the mix of cash and stock-based pay for our executive roles. To determine competitive market pay, our Compensation Committee periodically analyzes the annual proxy statements of a peer group of companies and published survey data. In setting pay for our named executive officers, our Compensation Committee generally targets compensation, by element and in the aggregate with reference to the market pay median (50th percentile). Our competitive market pay median (the “Median”) is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long-term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

Peer Group

Our Compensation Committee reviews and approves annually a peer group that it believes best reflects the competitive market for talent in our industry. In August 2017, our Compensation Committee approved the peer group listed below (the “2018 Peer Group”) to benchmark the overall executive pay program for our named executive officers. Our peer group construction methodology generally utilizes the following selection parameters to select peer companies: (1) company revenue size within a specified range of our historic revenue; (2) healthcare services, facilities or services industry sector; (3) similar healthcare payment models; (4) similar executive talent market; (5) national or global presence of business; and (6) demographics of customers.

When our Compensation Committee re-examined the peer group for 2018, it used a number of specific factors as criteria for inclusion including organization size and scope, industry and sector competitors, business model and executive talent market. Our Compensation Committee chose to add one company to the peer group for 2018: Chemed Corporation. The 2018 Peer Group does not include Air Methods Corporation, which was included in the 2017 Peer Group. Air Methods Corporation was removed because it was acquired and taken private by American Securities, LLC.

Our Compensation Committee believes that the 2018 Peer Group was reflective of the market in which we operated in 2018 and positioned our executive compensation benchmarking appropriately. Our Compensation Committee believes that, while they are not specific to the orthotics and prosthetics area of health care, the companies in the peer group reflect the range of business sectors where we are active. The sub-industry mix of these companies is 25% in Health Care Equipment, 25% in Health Care Facilities and 50% in Health Care Services. Our Compensation Committee further believes that these companies have executive talent who possess comparable skills and face similar business challenges common to our industry.

Peer Companies(1)	Sub-Industry
Acadia Healthcare Co. Inc.	Health Care Facilities
Amedisys Inc.	Health Care Services
BioScrip, Inc.	Health Care Services
Chemed Corporation	Health Care Services
Civitas Solutions Inc.	Health Care Services
Five Star Quality Care Inc.	Health Care Facilities
Healthsouth Corp. (rebranded to become Encompass)	Health Care Facilities
Healthways Inc. (rebranded to become Tivity Health)	Health Care Services
Integra LifeSciences Holdings Corporation	Health Care Equipment
LHC Group Inc.	Health Care Services
MEDNAX, Inc.	Health Care Services
National Healthcare Corp.	Health Care Facilities
Orthofix International N.V.	Health Care Equipment
Providence Service Corp.	Health Care Services
Teleflex Incorporated	Health Care Equipment
Wright Medical Group Inc.	Health Care Equipment
(1)	The 2018 Peer Group’s 50th percentile revenue for fiscal year 2016, which was the data available to our Compensation Committee at the time that the peer group was selected, was $1,393 million.

Our Compensation Committee reviewed and considered KF’s analysis of the 2018 Peer Group pay practices for similarly situated executives to each named executive officer. KF’s analysis included, but was not limited to, a review of pay levels (base salary, annual incentives, total cash compensation, long-term incentives and total direct compensation) and pay structure (allocation of pay among base salary, annual incentives and long-term incentives).

Compensation Survey Data

In addition to the 2018 Peer Group data, our Compensation Committee also considered published survey data for a broader market perspective on executive compensation pay levels and practices. Our Committee believes that an alternative lens into the executive labor market is appropriate and meaningful in that survey data provides a robust data set, can be utilized for other executives who are not named executive officers and is consistent with our holistic approach to benchmarking executive compensation. For purposes of this year’s assessment, our Committee used KF’s 2017 Industrial Industry Survey. Our Compensation Committee was provided a specific list of companies underlying the survey data, but did not select or otherwise have input on the companies participating in the survey.

Factors to Set or Adjust Pay

Generally, our Compensation Committee sets each executive officer’s total direct compensation with reference to Median practices based on our peer group and the salary survey data. However, our Compensation Committee also considers the factors listed below, and may set compensation above the Median for certain executive officers based on the result of its analysis with respect to such factors:

•	The transferability of professional and managerial skills;
•	The depth of knowledge and experience in orthotics and prosthetics patient care, orthotics and prosthetics product distribution, rehabilitative solutions and related industries;
•	The relevance of the named executive officer’s experience to other potential employers; and
•	The readiness of the named executive officer to assume a different or more significant role.

The following factors are also considered in setting and adjusting pay for our named executive officers:

•	Our Company’s financial performance;
•	The individual’s past and expected future performance; and
•	Peer group pay practices and broader market developments/trends.

Focus on Pay-for-Performance

Consistent with our compensation philosophy and objectives, our Compensation Committee emphasizes performance-based incentive opportunities, particularly long term incentives, over base salary when determining the mix of elements that constitute an officer’s total direct compensation. The following tables show the targeted and actual 2018 pay mix for our Chief Executive Officer and for our other named executive officers as a group.

Determination of Pay Elements

In developing the pay programs and levels for our named executive officers, our Compensation Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in March of each year.

Annually, our Chief Executive Officer reviews the performance of each of the other named executive officers and shares his perspective with our Compensation Committee. Our Compensation Committee considers this performance information in setting the pay for our named executive officers other than our Chief Executive Officer. All decisions regarding any adjustment to the compensation of our Chief Executive Officer are made solely by our Compensation Committee based on both competitive pay practices as well as our Compensation Committee’s assessment of his performance.

Our Compensation Committee considers previous compensation earned by the named executive officers and their current holdings of Company common stock when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on our Company’s performance and each individual’s performance.

Our Compensation Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

When making any executive compensation decision, our Compensation Committee follows a deliberate, multiple-step process:

1.	Review performance of our Company in comparison to goals;
2.	Information review, including information from the compensation consultant and our Chief Executive Officer;
3.	Evaluation and deliberation, including, when appropriate, consultation with other members of our Board; and
4.	Decision making.

Additional information about the role and processes of our Compensation Committee is outlined in our Compensation Committee charter, which is available on our Company’s website at www.hanger.com.

Base Salary

Base salary compensates a named executive officer for the individual’s competencies, skills, experience, responsibilities and performance. For annual adjustments to the base salary of a named executive officer, our Compensation Committee considers competitive market pay of peer companies’ executives in similar positions, information set forth in general industry surveys, our Company’s and the individual officer’s performance and internal equity amongst our officers. Our Compensation Committee generally aims for our named executive officers’ base salaries to fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position.

During 2018, our Compensation Committee approved a merit increase in base salary for Messrs. Asar, Hartman and Ranson in the amount of 2%, 3%, and 3%, respectively, effective March 31, 2018. Following such increases, each of our named executive officers’ base salaries fell within the competitive range of the Median. In addition, following Mr. Ranson’s promotion on May 12, 2018 from Senior Vice President and Chief Information Officer to Executive Vice President, Corporate Services and Chief Information Officer, our Committee increased his base salary to $362,000 effective May 12, 2018 to compensate him for his additional responsibilities in such role.

Short-Term Incentive Compensation

Our Compensation Committee designs the short-term incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for short-term incentive compensation is to generally target the Median, provide the opportunity to earn in the range of the 75th percentile compared to the peer group and published survey data for exceptional Company and individual performance, and reduce or eliminate short-term incentive compensation when Company or individual performance is below expectations. In other words, when we reach target performance for the goals discussed below, then short-term incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance based on the established performance goals, then short-term incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data. If our Company or named executive officers performance is less than expected based on the established performance goals, then short-term incentive compensation should be less than Median and could be eliminated entirely.

The target and maximum annual incentive awards for 2018 expressed as a percentage of base salary for our named executive officers are included in the below table. Effective March 31, 2018, our Compensation Committee increased the target incentive for Mr. Asar from 100% to 120% to improve the competitive position of his total compensation package compared to the Median. For the rest of the named executive officers, our Compensation Committee set each executive officer’s target annual incentive award for 2018 at the same percentage of base salary as in the 2017 short-term incentive plan.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum
Vinit K. Asar	115%*	230%*
President and Chief Executive Officer
Thomas E. Kiraly	70%	140%
Executive Vice President and Chief Financial Officer
Samuel M. Liang	60%	120%
President, Hanger Clinic
Thomas E. Hartman	50%	100%
Senior Vice President, General Counsel and Secretary
Scott Ranson	50%	100%
Executive Vice President and Chief Information Officer
*	Reflects three months with 100% as target and 200% as maximum and nine months with 120% as target and 240% as maximum.

Payouts under our short-term incentive program are based on a combination of our financial performance and the named executive officer’s individual performance. For 2018, our Compensation Committee approved the following two financial metrics for the short-term incentive program:

Performance Measure	Percentage Weight
Revenue	35%
Adjusted EBITDA	65%

Our Compensation Committee established the relative weightings of the two measures to provide more emphasis on profitability to align with the current strategic initiatives of our Company while maintaining an appropriate emphasis on top-line growth.

For each of the named executive officers other than Mr. Liang, the performance measures are calculated based on our enterprise-wide consolidated results. Because Mr. Liang is the President of Hanger Clinic, his short-term incentive payout is based on a combination of enterprise and Hanger Clinic results. The table below shows the business unit mix for each executive.

Business Unit Mix for Financial Measures

Named Executive Officers	Enterprise	Hanger Clinic
Vinit K. Asar	100%
Thomas E. Kiraly	100%
Samuel M. Liang	75%	25%
Thomas E. Hartman	100%
Scott Ranson	100%

Each financial metric is calculated independently with a potential funding for each metric that ranges from 20% of the target at threshold to 100% if financial goals are achieved at the target level and 200% if the financial goals are achieved at or above the maximum levels. However, for any participant to receive a payout under the short-term incentive plan, the enterprise Adjusted EBITDA goal must at least be met at threshold. The financial goals for our 2018 short-term incentive program at threshold, target and maximum are presented in the table below, as well as our actual results for 2018.

	Threshold	Target	Maximum	Actual Results
Enterprise Measures (in thousands)
Revenue	$1,018,900	$1,068,900	$1,111,800	$1,053,000
Adjusted EBITDA	$112,500	$124,500	$139,500	$123,900

Hanger Clinic Measures (in thousands)
Revenue	$846,700	$879,700	$921,600	$861,600
Adjusted EBITDA	$153,100	$163,100	$178,100	$156,200

For purposes of the short-term incentive program, “Adjusted EBITDA” begins with EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization. Our Compensation Committee then made adjustments to EBITDA for certain (i) impairments of intangible assets, (ii) third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, (iii) debt extinguishment costs, (iv) expenses associated with equity-based compensation, (v) severance expenses, (vi) certain third party expenses incurred in connection with our acquisitions, and (vii) certain favorable legal and tax audit settlements. Our Compensation Committee then made a final adjustment for the cost of certain additional discretionary funding that our Committee approved for our Company’s 401(k) and other benefit and compensation plans.

Our Compensation Committee sets the performance measure targets for a given year based on our Company’s strategic budgeting and goal setting process that begins in October of the previous year and is finalized in February of the year for which the targets will apply. In the first quarter of each year, our Compensation Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the short-term incentive program for our named executive officers. For the 2018 performance year, our Compensation Committee approved stretch goals above our Company’s financial targets to be achieved by executives in order to receive target bonuses.

Provided that the Adjusted EBITDA threshold goal is met, the amounts actually earned by the named executive officers are determined based on the level of funding for the goals listed above and on the basis of individual performance against individual goals established by our Compensation Committee. The individual goals for each of our executive officers are focused on our Company’s strategic and operational initiatives, such as cost reductions, process improvement, business development opportunities and people initiatives. An executive’s individual objectives may be qualitative and/or quantitative and are typically developed to be stretch goals that are challenging for the executive to achieve. Depending on the executive officer’s individual performance, our Compensation Committee may increase (for above target performance) or decrease (for below target performance) such executive officer’s short-term incentive payout from the amount such executive officer would otherwise earn based on business performance alone, provided that the maximum payout that the named executive officers can receive is capped at 200% of their target bonus. The individual goals and results for each named executive officer for 2018 are set forth in the table below.

Named Executive Officer	2018 Individual Performance Goals/Results

Mr. Asar	Goals: financial growth objectives, strategic growth, accounting and shareholder credibility, key business segment strategy.
Results: in total, Mr. Asar’s results were at target.

Mr. Kiraly
Goals: attainment of current filing status and national securities exchange re-listing, investor relations program establishment, continued strengthening of financial controls, debt refinancing, data intelligence, accounting and finance organizational strength and culture

Results: in total, Mr. Kiraly’s results were above target.

Mr. Liang	Goals: financial growth objectives, field process improvements, clinic strategic value initiatives, talent engagement and retention, reimbursement and outcomes.
Results: in total, Mr. Liang’s results were near target.

Mr. Hartman	Goals: regulatory and corporate governance initiatives, securities litigation, material weakness remediation and compliance programs, national securities exchange re-listing.
Results: in total, Mr. Hartman’s results were at target.

Mr. Ranson	Goals: IT governance and compliance, field process improvements, talent engagement and retention, enterprise technology projects.
Results: in total, Mr. Ranson’s results were above target.

After year end, our Compensation Committee assesses the attainment of the performance measures for the most recently completed year for the short-term incentive program against both financial and individual goals. Typically, our Compensation Committee makes the final assessment of the year-end results in February, at which time bonuses, if any, are approved for payment by March 15th. In 2019, we reviewed 2018 results related to corporate, business unit and individual goals in February. As a result of this assessment, our named executive officers received payouts ranging from 71.5% to 93.1% of their respective targets. The actual incentive payments made to each named executive officer for the 2018 fiscal year that were paid in March 2019 are shown in the table below and also in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Named Executive Officer	Target Bonus Opportunity ($)	Percent of Target Achieved (%)	Actual Bonus Award ($)
Vinit K. Asar	$847,797	88.26%	$748,255
Thomas E. Kiraly	$330,193	89.34%	$295,000
Samuel M. Liang	$285,333	71.50%	$204,000
Thomas E. Hartman	$184,378	88.41%	$163,000
Scott Ranson	$171,948	93.05%	$160,000

Long Term Incentive Compensation

Long term incentive compensation opportunities are provided to our named executive officers to encourage the executives’ continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Compensation Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our shareholders since amounts granted, earned and realized are dependent on actual stock price performance.

2018 Long Term Incentive Awards

Our Compensation Committee approved the 2018 grants in March 2018 using a 50/50 split between performance-based and time-based grants for all named executive officers with the exception of Mr. Asar, who received his grants using a 60/40 split because of our Compensation Committee’s desire to have a higher proportion of his long-term incentive grant to be performance-based. With the assistance of the compensation consultant, our Compensation Committee determined grant sizes taking into account a number of factors. Those factors included value on grant date, dilution, burn rate, our Company’s recent and expected financial performance, long-term incentive grant practices of our 2018 Peer Group and the broader market, and the grants that the named executive officers received in 2017 under our Special Equity Plan, as described below under “2017 Special Equity Plan.” The grant date for management and employees was March 9, 2018.

The time-based restricted stock units granted to our named executive officers vest 25% annually over four years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted stock units are only earned if our Company achieves the adjusted earnings per share (“Adjusted EPS”) performance goal (measured with respect to the fiscal year that includes the grant date). If performance-based restricted stock units are earned, then the earned shares will vest 25% annually over four years on the anniversary of the grant date commencing on the first anniversary.

For 2018, the Adjusted EPS goals and our actual EPS performance were as follows, measured over the period January 1, 2018 to December 31, 2018:

	Adjusted EPS	% of Target Units Earned
Threshold	$0.53	25%
Target	$0.75	100%
Maximum	$0.89	150%
Actual Results	$0.69	79.55%

For purposes of the long-term incentive program, Adjusted EPS begins with our GAAP earnings per share (“GAAP EPS”). Our Compensation Committee then made after tax adjustments to GAAP EPS for certain (i) impairments of intangible assets, (ii) third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, (iii) debt extinguishment costs, (iv) severance expenses, (v) third party expenses incurred in connection with our acquisitions, (vi) amortization expenses, and (vii) favorable legal and tax audit settlements. Our Compensation Committee made an additional adjustment to lower Adjusted EPS to reflect the difference between the income tax rate used to establish the target Adjusted EPS performance goal under the program and our Company’s more favorable actual income tax rate for 2018 as a result of the Tax Cuts and Jobs Act signed into law in December 2017.

The number of time-based restricted stock units and performance-based restricted stock units granted to each of our named executive officers in 2018 are shown in the “Grants of Plan Based Awards” table below.

2017 Special Equity Plan

In the first and second quarters of 2017, our Compensation Committee had multiple discussions with its independent compensation advisors about additional long-term retention strategies beyond the annual long-term incentive program for key leaders, including the named executive officers, given the contributions made and still required through this stabilization and preparation for growth phases of our Company. Ultimately, our Compensation Committee decided to create a Special Equity Plan and make a special one-time equity grant to certain key employees, including each of our named executive officers, for both recognition and retention after our Company filed its 2014 Form 10-K in May 2017. This special equity grant, awarded on May 19, 2017, was comprised of a mixture of two award types: nonqualified stock options, which vest 33.3% annually over three years on the anniversary of the grant date, commencing on the first anniversary and performance-based restricted stock units which, if earned, cliff vest 100% on the third anniversary of the grant date. The financial target for the special equity grant of performance-based restricted stock units is to achieve a compounded annual growth rate (“CAGR”) of our Company’s common stock price of 20% as of market close on May 18, 2020, or a share price of $22.07 compared to the grant price of $12.77. The grant provides for the vesting of 50% of the original targeted shares if a CAGR of 10% (a stock price of $17.00) is achieved. The grant also provides for the vesting of up to 200% of the original targeted shares if a CAGR of 30% (a stock price of $28.06) or greater is achieved. The percentage of vested shares will be interpolated on a linear basis between 50% and 200% for a CAGR between 10% and 30%. The Special Equity Plan was created for these grants only, and no future grants are permitted or will be made under the plan.

Other Pay Elements

General Employee Benefits

Our Compensation Committee provides our executives, and all of our employees who qualify, with a benefits program that includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match.

Employment Agreements

Our Company has entered into employment agreements with all of our named executive officers. The agreements generally provide for compensation and benefits such as:

•	Base salary;
•	Annual and long-term incentive opportunities;
•	Benefits that are provided to all of our employees who meet the eligibility requirements;
•	Various executive benefits, such as a company provided automobile for certain executive officers who were hired before February 20, 2018;
•	Severance benefits; and
•	Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

Our Company currently provides no other special benefits not outlined in the agreements. In January 2012, our Compensation Committee amended the agreements to eliminate all excise tax gross-ups for executive benefits. The excise tax gross-up provisions were replaced with a provision that provides that the payments made to an executive officer under the agreement, and any other payments made in connection with the change of control of our Company, will either be capped as necessary to avoid the officer incurring any excess parachute payment excise tax or be paid in full (with the officer paying any excise taxes due), whichever places him or her in the best after-tax position.

In 2019, after a comprehensive review by our Compensation Committee of the existing employment agreements with our executive officers that involved a benchmarking process against certain of our peers, with the assistance of KF, we determined to amend and restate the employment agreements. The changes made in the amendment and restatement are described below in the discussion of each individual agreement.

We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect our Company’s interests through the non-compete provisions. Further, we intend for the change in control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company.

The employment agreements with our named executive officers are described below.

Employment Agreement with Mr. Vinit K. Asar

The employment and non-compete agreement between our Company and Vinit K. Asar, our President and Chief Executive Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Asar unless the employment agreement is terminated by either party pursuant to the terms therein.

The employment agreement entitles Mr. Asar to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:

•	Premiums for supplemental life insurance; and
•	An automobile allowance in the amount of $1,250 per month and the provision of, or reimbursement for, parking of such automobile at our main office.

Mr. Asar is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

Mr. Asar’s employment agreement prior to its amendment and restatement in 2019 contained a severance provision which provided that upon the termination of his employment without cause, Mr. Asar would receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Asar would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such termination.

Mr. Asar’s employment agreement as amended and restated in 2019 contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to two times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 24 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such termination.

Mr. Asar’s employment agreement further provides that upon the occurrence of a material and negative alteration of the scope of Mr. Asar’s position, duties or title, or upon the occurrence of a material reduction of his compensation or benefits, Mr. Asar may provide our Company with notice of his intent to resign and, if our Company does not cure such alteration or reduction within 30 days thereafter, Mr. Asar may resign and receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months (24 months following the amendment and restatement of the agreement in 2019). In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such resignation.

Mr. Asar’s employment agreement prior to its amendment and restatement in 2019 further provided that if his employment were terminated within two years after a change in control of our Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location or any material breach of his employment agreement by our Company, then within 90 days after the occurrence of any such triggering events, Mr. Asar could resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and severance compensation equal to 24 months of his base pay then in effect plus two years of his annual target bonus. In addition, Mr. Asar would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such termination.

Mr. Asar’s employment agreement as amended and restated in 2019 provides enhanced protections for him during the 24-month period following a change in control, including:

•	Participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;
•	An additional “good reason” trigger for a qualifying termination entitling Mr. Asar to receive severance benefits; and
•	Enhanced severance benefits following a qualifying termination, including a severance payment equal to two and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 30 months.

A “good reason” termination of employment following a change in control generally includes a termination resulting from a material diminution of duties, certain relocations or planned relocations and certain breaches of the agreement by us.

All equity-based awards granted to Mr. Asar will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, a voluntary termination following the occurrence of certain material alterations or reductions which are not timely corrected by our Company, retirement upon or after age 65 or for good reason following a change in control.

Prior to its amendment and restatement in 2019, the employment agreement of Mr. Asar provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the employment agreement would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Asar’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Mr. Asar’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 24 months.

Employment Agreement with Mr. Thomas E. Kiraly

The employment and non-compete agreement between our Company and Thomas E. Kiraly, our Executive Vice President and Chief Financial Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Kiraly unless the employment agreement is terminated by either party pursuant to the terms therein.

The employment agreement entitles Mr. Kiraly to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:

•	Life insurance equal to whatever our Company provides to its employees, plus additional life insurance in an amount equal to $450,000;
•	The option to participate in our Company’s supplemental life and accidental death and dismemberment insurance policies; and
•	An automobile allowance in the amount of $1,000 per month and the provision of, or reimbursement for, parking of such automobile at our main office.

Mr. Kiraly also participates in our Supplemental Executive Retirement Plan.

Mr. Kiraly’s employment agreement prior to its amendment and restatement in 2019 contained a severance provision which provided that upon the termination of his employment without cause, Mr. Kiraly would receive severance compensation equal to his base salary at the annual amount then in effect and vacation accrued through the termination date and his bonus for the termination year. In addition, on the date that is six months and one day after the termination date, he would receive a lump sum equal to 18 months of his base salary then in effect plus an additional bonus payment equal to one and one-half times the target bonus for the termination year, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Kiraly would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Kiraly’s employment agreement as amended and restated in 2019 contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Kiraly’s employment agreement prior to its amendment and restatement in 2019 further provided that if his employment were terminated within two years after a change in control of our Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location or any material breach of his employment agreement by our Company, then within 90 days after the occurrence of any such triggering events, Mr. Kiraly could resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and his severance compensation. In addition, Mr. Kiraly would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination. In the event of his death or disability, Mr. Kiraly or his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and his bonus.

Mr. Kiraly’s employment agreement as amended and restated in 2019 provides enhanced protections for him during the 24-month period following a change in control, including:

•	Participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;
•	An additional “good reason” trigger for a qualifying termination entitling Mr. Kiraly to receive severance benefits; and
•	Enhanced severance benefits following a qualifying termination, including a severance payment equal to two times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 24 months.

A “good reason” termination of employment following a change in control generally includes a termination resulting from a material diminution of duties, certain relocations or planned relocations and certain breaches of the agreement by us.

All equity-based awards granted to Mr. Kiraly will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.

Prior to its amendment and restatement in 2019, the employment agreement of Mr. Kiraly provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the employment agreement would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Kiraly’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Mr. Kiraly’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.

Employment Agreement with Mr. Samuel M. Liang

The employment and non-compete agreement between our Company and Samuel M. Liang, President of Hanger Clinic, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Liang unless the employment agreement is terminated by either party pursuant to the terms therein.

The employment agreement entitles Mr. Liang to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

•	Premiums for supplemental life insurance equal to $450,000; and
•	An automobile allowance in the amount of $1,000 per month and the provision of, or reimbursement for, parking of such automobile at our headquarters.

Mr. Liang participates in our Supplemental Executive Retirement Plan.

Mr. Liang’s employment agreement prior to its amendment and restated in 2019 contained a severance provision which provided that upon the termination of his employment without cause, Mr. Liang would receive severance compensation equal to 18 months of his base salary then in effect plus a bonus payment of one and one-half times his annual target bonus plus reimbursement for the costs of his benefits for a period of 18 months. In addition, Mr. Liang would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Liang’s employment agreement as amended and restated in 2019 contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Liang’s employment agreement prior to its amendment and restatement in 2019 further provided that if his employment were terminated within two years after a change in control of our Company and the occurrence of any termination, a material diminution of his responsibilities, a reduction of his compensation, a failure to provide benefits, a relocation of his principal place of employment more than 50 miles from his then current location, or any material breach of his employment agreement by our Company, then within 90 days after the occurrence of any such triggering events, Mr. Liang could resign and receive a payment equal to his base salary then in effect, his accrued vacation and his annual target bonus. In addition, he would receive reimbursement for the costs of his benefits for a period of 18 months and severance compensation equal to 18 months of his base salary then in effect plus a bonus payment of one and one-half times his annual target bonus.

Mr. Liang’s employment agreement as amended and restated in 2019 provides enhanced protections for him during the 24-month period following a change in control, including:

•	Participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;
•	An additional “good reason” trigger for a qualifying termination entitling Mr. Liang to receive severance benefits; and
•	Enhanced severance benefits following a qualifying termination, including a severance payment equal to two times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 24 months.

A “good reason” termination of employment following a change in control generally includes a termination resulting from a material diminution of duties, certain relocations or planned relocations and certain breaches of the agreement by us.

All equity-based awards granted to Mr. Liang will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.

Prior to its amendment and restatement in 2019, the employment agreement of Mr. Liang provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the employment agreement would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Liang’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Mr. Liang’s agreement also contains non-compete and non-solicitation provisions that provide that during Mr. Liang’s employment and for a period of 18 months thereafter, he will be unable to engage in any business that is competitive with our Company at any location within the contiguous United States and he will be unable to solicit any of our Company’s employees or customers during such period.

Employment Agreement with Mr. Thomas E. Hartman

The employment and non-compete agreement between our Company and Thomas E. Hartman, our Senior Vice President, General Counsel and Secretary, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Hartman unless the employment agreement is terminated by either party pursuant to the terms therein.

The employment agreement entitles Mr. Hartman to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include an automobile allowance in the amount of $700 per month and the provision of, or reimbursement for, parking of such automobile at our main office. Mr. Hartman is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 40% of his final average base salary on the three highest years of the last five years of his employment, assuming normal retirement age of 65.

Mr. Hartman’s employment agreement prior to its amendment and restatement in 2019 contained a severance provision that provided that upon the termination of his employment without cause, Mr. Hartman would receive severance compensation equal to one year of his base salary then in effect, plus an additional bonus payment equal to his target bonus for the year in which his employment is terminated, as well as continuation of certain welfare and perquisite benefits for a period of one year.

Mr. Hartman’s employment agreement as amended and restated in 2019 contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Hartman’s employment agreement prior to its amendment and restatement in 2019 further provided that if his employment were terminated within two years after a change in control of our Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by our Company, then within 90 days after the occurrence of any such triggering events, Mr. Hartman could resign and receive the severance compensation and continuation of benefits described above for a period of one year.

Mr. Hartman’s employment agreement as amended and restated in 2019 provides enhanced protections for him during the 24-month period following a change in control, including:

•	Participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;

•	An additional “good reason” trigger for a qualifying termination entitling Mr. Hartman to receive severance benefits; and
•	Enhanced severance benefits following a qualifying termination, including a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months.

A “good reason” termination of employment following a change in control generally includes a termination resulting from a material diminution of duties, certain relocations or planned relocations and certain breaches of the agreement by us.

All equity-based awards granted to Mr. Hartman will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.

Prior to its amendment and restatement in 2019, the employment agreement of Mr. Hartman provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the employment agreement would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Hartman’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Mr. Hartman’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.

Employment Agreement with Mr. Scott Ranson

The employment and non-compete agreement between our Company and Scott Ranson, our Executive Vice President, Corporate Services and Chief Information Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Ranson unless the employment agreement is terminated by either party pursuant to the terms therein.

The employment agreement entitles Mr. Ranson to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:

•	The option to participate in our Company’s supplemental life and accidental death and dismemberment insurance policies; and
•	An automobile allowance in the amount of $600 per month.

Mr. Ranson also participates in our Supplemental Executive Retirement Plan.

Mr. Ranson’s employment agreement prior to its amendment and restatement contained a severance provision which provided that upon the termination of his employment without cause, Mr. Ranson would receive severance compensation equal to one year of his base salary then in effect.

Mr. Ranson’s employment agreement as amended and restated in 2019 contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.

Mr. Ranson’s employment agreement prior to its amendment and restatement further provided that if his employment were terminated within two years after a change in control of our Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location or any material breach of his employment agreement by our Company, then within 90 days after the occurrence of any such triggering events,

Mr. Ranson could resign and receive severance compensation equal to one year of his base salary then in effect. In the event of his death or disability, Mr. Ranson or his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and his bonus.

Mr. Ranson’s employment agreement as amended and restated in 2019 provides enhanced protections for him during the 24-month period following a change in control, including:

•	Participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;
•	An additional “good reason” trigger for a qualifying termination entitling Mr. Ranson to receive severance benefits; and
•	Enhanced severance benefits following a qualifying termination, including a severance payment equal to two times the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 24 months.

A “good reason” termination of employment following a change in control generally includes a termination resulting from a material diminution of duties, certain relocations or planned relocations and certain breaches of the agreement by us.

All equity-based awards granted to Mr. Ranson will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.

Prior to its amendment and restatement in 2019, the employment agreement of Mr. Ranson provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the employment agreement would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Ranson’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Mr. Ranson’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.

Retirement Benefits

Messrs. Asar and Hartman participate in our Company’s nonqualified defined benefit Supplemental Executive Retirement Plan (the “DB SERP”). The DB SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of our Company as designated by our Compensation Committee. This benefit is intended to encourage and reward the long-term commitment of our named executive officers to our Company. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

The estimated present value of these benefits at age 65 for Messrs. Asar and Hartman is shown in the Pension Benefits Table. The projected change (December 2018 versus December 2017) in the present value of this benefit is shown in the Summary Compensation Table.

Our Company also maintains the Hanger, Inc. Defined Contribution Supplemental Retirement Plan (the “DC SERP”), which is a non-qualified defined contribution plan that provides a retirement benefit for certain executive officers who are not covered by the DB SERP, including Messrs. Liang, Kiraly and Ranson. Under the terms of the DC SERP, we may credit a participant’s account with either an amount equal to a specified percentage of the participant’s base salary or a stated flat dollar amount. Participants’ accounts generally vest after the earliest to occur of the following: (1) five continuous years of employment and participation in the DC SERP, (2) five continuous years of employment and the participant having reached age 60, or (3) a termination of employment without cause or good reason within one year after our Company undergoes a change of ownership or effective control. Although contributions are discretionary, we currently intend to contribute annually an amount to each participant’s account equal to 10-20% of the participant’s base salary. The amount that we credited to Messrs. Liang, Kiraly and Ranson’s accounts during 2018 are shown in “All Other Compensation” column of the Summary Compensation Table and the Non-Qualified Deferred Compensation Table below.

Other Compensation Related Policies

Securities Trading Policy

Our Company has a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

We maintain formal stock ownership guidelines for the named executive officers and other key senior managers that require our executives to hold a multiple of their base salary in company shares. Shares that the individual holds outright as well as unvested time-based restricted stock and restricted stock units count as “shares” for purposes of these guidelines. Performance-based shares and share units would not be counted until the shares are locked-in at the end of the applicable performance period.

Under these guidelines, the President and Chief Executive Officer is required to hold five times his base salary, the Chief Financial Officer and those named executive officers managing a P&L are required to hold three times their base salary, and the named executive officers in staff executive positions other than the Chief Financial Officer are required to hold one time their base salary in company shares. Individuals who are newly promoted or newly hired into a named executive officer position have up to five years to reach this level of ownership. In 2018, our Compensation Committee adopted a requirement where an executive subject to these guidelines would be required to retain 50% (after taxes) of all compensatory equity grants until the ownership level is met. Individuals who do not meet this requirement are subject to an evaluation by our Compensation Committee to review individual circumstances, including but not limited to retirement needs of individual officers.

Each of our named executive officers met their applicable stock ownership requirements as of December 31, 2018.

Compensation Recovery Policies

Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse our Company for certain portions of the executive officer’s compensation for the relevant period, as provided by law.

In addition, our 2016 Omnibus Incentive Plan and 2017 Special Equity Plan contain provisions that permit our Compensation Committee to cause a participant to forfeit any award, and disgorge any gains attributable to any award, if the participant breaches any restrictive covenant agreement with our Company or engages in any action that would constitute cause for termination. Both plans also provide that all awards granted under the plan are subject to any recoupment or clawback policy that is adopted by our Company and to any similar requirements made applicable by law or stock exchange listing standards.

Impact of Tax and Accounting Considerations

When determining compensation packages for 2018, we considered all factors that may impact financial performance, including tax and accounting rules and regulations under Section 162(m) of the Code. For the 2018 fiscal year, Section 162(m) of the Code generally limited our Company from deducting compensation paid in excess of $1 million per person to certain executive officers, including each of the named executive officers, with very limited exceptions for certain compensation paid pursuant to a compensation arrangement entered into before November 2, 2017 that would have otherwise been deductible under the prior 162(m) rules. However, because we believe that many different factors in addition to tax-deductibility should influence a well-rounded, comprehensive executive compensation program, we did not limit, and do not intend to limit in future years, the amount of compensation paid to our executive officers to a level that is fully deductible under Section 162(m).

Our Compensation Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A’s restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our shareholders.

Compensation Committee Report

Our Compensation Committee of our Board of Directors has reviewed and discussed the above 2018 Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to our Board of Directors that the 2018 Compensation Discussion & Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Stephen E. Hare (Chair)

Christopher B. Begley

Asif Ahmad

John T. Fox

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2018

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and NQDC Earnings ($)(3)	All other Compensation ($)(4)	Total ($)
Vinit K. Asar Chief Executive Officer of our Company	2018	$738,927	$—	$2,650,003	$—	$748,255	$40,481	$32,229	$4,209,895
	2017	$721,692	$266,810	$3,299,925	$1,387,129	$415,695	$331,943	$31,248	$6,454,442
	2016	$711,311	$—	$1,035,000	$—	$—	$264,017	$31,092	$2,041,420

Thomas E. Kiraly Executive Vice President and Chief Financial Officer of our Company	2018	$471,704	$—	$735,011	$—	$295,000	$—	$117,221	$1,618,936
	2017	$467,959	$136,319	$1,415,096	$816,478	$188,681	$—	$115,129	$3,139,662
	2016	$461,843	$25,000	$386,650	$—	$—	$—	$113,169	$986,662

Samuel M. Liang Executive Vice President of the Company and Chief Operating Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc.	2018	$475,555	$—	$650,011	$—	$204,000	$—	$222,530	$1,552,096
	2017	$472,312	$122,480	$1,176,977	$626,281	$145,519	$—	$129,636	$2,673,204
	2016	$465,062	$75,000	$352,150	$—	$—	$—	$120,263	$1,012,475

Thomas E. Hartman Senior Vice President, General Counsel and Secretary	2018	$368,756	$—	$350,016	$—	$163,000	$50,719	$10,174	$942,665
	2017	$355,213	$65,661	$821,828	$614,030	$102,301	$129,277	$10,084	$2,098,394
	2016	$346,064	$100,000	$179,650	$—	$—	$96,978	$9,854	$732,546

Scott Ranson Executive Vice President, Corporate Services and Chief Information Officer of our Company	2018	$343,896	$—	$220,334	$—	$160,000	$—	$54,922	$779,152
(1)	The annual stock cycle was completed in March 2018. For this cycle, all restricted stock units vest 25% per year, commencing one year after the date of issuance. For this 2018 cycle, the executives received 79.55% of performance-based restricted stock units subject to the award: see “Grants of Plan-Based Awards”. For awards of performance-based restricted stock units, amounts shown in the column are the grant date fair values calculated based on the probable outcome of the performance conditions on the date of grant. For 2018, the probable outcome on the date of grant was the target outcome. The value of the performance-based restricted stock units based on the probable outcome was for Mr. Asar: $1,590,002, Mr. Kiraly: $367,506, Mr. Liang: $325,006, Mr. Hartman: $175,008 and Mr. Ranson: $110,167. The value of the performance-based restricted stock units assuming the highest level of performance was for Mr. Asar: $2,385,003, Mr. Kiraly: $551,258, Mr. Liang: $487,516, Mr. Hartman: $262,520, and Mr. Ranson: $165,258.
(2)	The annual short-term incentive awards for 2018 were based on 2018 performance and paid on March 14, 2019.
(3)	The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer who participates in our DB SERP. Details of the DB SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section. We did not provide above-market earnings in our DC SERP, and therefore we have not included any earnings on the DC SERP in this table.
(4)	For Mr. Asar, this total includes: premiums for additional life and disability insurance ($10,629), Company contributions to our Company’s defined contribution plan ($6,600), and non-business related automobile expenses ($15,000). For Messrs. Kiraly, Liang, Hartman and Ranson, these totals include: premiums for additional life and disability insurance, non-business related automobile expenses, Company contributions to the individual’s health savings account, and/or Company contributions to our Company’s defined contribution plan. Additionally, Mr. Liang received relocation benefits of $98,978 and contributions were made by our Company to non-qualified deferred compensation plans for Messrs. Kiraly ($93,592), Liang ($94,462) and Ranson ($40,208).

GRANTS OF PLAN-BASED AWARDS IN 2018

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2018, including incentive plan awards (equity based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to ASC 718 and are intended to serve as an incentive for performance to occur over a specified period. Non-Equity Awards are prorated for changes in base salary and/or target bonus percentages that occur throughout the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards and Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vinit K. Asar(2)	3/9/2018							67,516	$1,060,001

Vinit K. Asar(3)	3/9/2018				25,319	101,274	151,911		$1,590,002

Vinit K. Asar(4)	1/1/2018	$169,499	$847,497	$1,694,994

Thomas E. Kiraly(2)	3/9/2018							23,408	$367,506

Thomas E. Kiraly(3)	3/9/2018				5,852	23,408	35,112		$367,506

Thomas E. Kiraly	1/1/2018	$66,039	$330,193	$660,386

Samuel M. Liang(2)	3/9/2018							20,701	$325,006

Samuel M. Liang(3)	3/9/2018				5,176	20,701	31,052		$325,006

Samuel M. Liang	1/1/2018	$57,067	$285,333	$570,666

Thomas E. Hartman (2)	3/9/2018							11,147	$175,008

Thomas E. Hartman (3)	3/9/2018				2,787	11,147	16,721		$175,008

Thomas E. Hartman	1/1/2018	$36,876	$184,378	$368,756

Scott Ranson(2)	3/9/2018							7,017	$110,167

Scott Ranson(3)	3/9/2018				1,755	7,017	10,526		$110,167

Scott Ranson	1/1/2018	$34,390	$171,948	$343,896
(1)	Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.
(2)	The time-based restricted stock detailed above was awarded on March 9, 2018. The share price at time of award was $15.70. All shares of restricted stock vest 25% per year, commencing one year after the date of issuance.
(3)	The restricted stock detailed above is awarded as performance-based shares. The restricted stock was awarded on March 9, 2018 and vests to the extent of 25% per year, commencing approximately one year after the date of issuance, assuming the pro forma performance goal is achieved. Release of the restrictions on this award was subject to achieving pro forma earning per share (EPS) targets for the performance period of January 1, 2018 through December 31, 2018 per the schedule below. Results in between Threshold and Target, and between Target and Maximum will use straight line calculations for payouts:
EPS Result (Q1 2017 through Q4 2017)	Percent of Performance Shares Released
$0.53	25%

$0.75	100%

$0.89	150%

Our Company’s adjusted EPS was $0.69 for purposes of the calculation of the attainment of the performance goal.

(4)	Mr. Asar’s variable compensation target increased on March 31, 2018 from 100% of base pay to 120% of base pay. This annual target was prorated for 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth information on outstanding equity awards held by the named executive officers at December 31, 2018, including the number and market value of restricted stock units and performance based restricted stock units that have not vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Vinit K. Asar(1)			159,982	$12.77	5/19/2027
Vinit K. Asar(2)								127,986	$2,425,335
Vinit K. Asar(3)						67,516	$1,279,428
Vinit K. Asar(4)						80,564	$1,526,688
Vinit K. Asar(5)						45,000	$852,750
Vinit K. Asar(6)						70,875	$1,343,081
Vinit K. Asar(8)						30,000	$568,500
Vinit K. Asar(11)						10,598	$200,832
Vinit K. Asar(12)						23,844	$451,844
Thomas E. Kiraly(1)			94,167	$12.77	5/19/2027
Thomas E. Kiraly(2)								75,334	$1,427,579
Thomas E. Kiraly(3)						23,408	$443,582
Thomas E. Kiraly(4)						18,622	$352,887
Thomas E. Kiraly(5)						18,750	$355,313
Thomas E. Kiraly(6)						19,688	$373,088
Thomas E. Kiraly(7)						2,500	$47,375
Thomas E. Kiraly(8)						12,500	$236,875
Thomas E. Kiraly(11)						3,974	$75,307
Thomas E. Kiraly(12)						5,961	$112,961
Samuel M. Liang(1)			72,231	$12.77	5/19/2027
Samuel M. Liang(2)								57,784	$1,095,007
Samuel M. Liang(3)						20,701	$392,284
Samuel M. Liang(4)						16,468	$312,069
Samuel M. Liang(5)						16,875	$319,781
Samuel M. Liang(6)						17,719	$335,775
Samuel M. Liang(7)						2,500	$47,375
Samuel M. Liang(8)						11,250	$213,188
Samuel M. Liang(11)						3,445	$65,283
Samuel M. Liang(12)						5,167	$97,915
Thomas E. Hartman(1)			70,818	$12.77	5/19/2027
Thomas E. Hartman(2)								56,654	$1,073,593
Thomas E. Hartman(3)						11,147	$211,236
Thomas E. Hartman(4)						8,868	$168,049
Thomas E. Hartman(5)						7,500	$142,125
Thomas E. Hartman(6)						7,875	$149,231
Thomas E. Hartman(7)						2,500	$47,375
Thomas E. Hartman(8)						5,000	$94,750
Thomas E. Hartman(9)						1,240	$23,498
Thomas E. Hartman(11)						1,060	$20,087
Thomas E. Hartman(12)						1,590	$30,131
Scott Ranson(1)			47,494	$12.77	5/19/2027
Scott Ranson(2)								37,996	$720,024
Scott Ranson(3)						7,017	$132,972
Scott Ranson(4)						5,583	$105.798
Scott Ranson(5)						6,000	$113,700
Scott Ranson(6)						6,300	$119,385
Scott Ranson(7)						2,500	$47,375
Scott Ranson(8)						3,750	$71,063
Scott Ranson(10)						3,250	$61,588
Scott Ranson(10)						1,896	$35,929
(1)	These non-qualified stock options were granted on May 19, 2017 and vest 33.3% annually.

(2)	These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this Annual Report on Form 10-K) were granted on May 19, 2017 and vest 100% upon the third anniversary of the award.
(3)	These time-based restricted stock units were granted on March 9, 2018 and vest 25% annually.
(4)	These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this Annual Report on Form 10-K) were granted on March 9, 2018 and vest 25% annually as the performance goal was achieved as of December 31, 2018.
(5)	These time-based restricted stock units were granted on March 8, 2017 and vest 25% annually.
(6)	These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 8, 2017 and vest 25% annually as the performance goal was achieved as of December 31, 2017.
(7)	These time-based restricted stock units were granted on October 11, 2016 and vest 25% annually.
(8)	These time-based restricted stock units were granted on April 29, 2016 and vest 25% annually.
(9)	These time-based restricted stock units were granted on November 10, 2015 and vest 25% annually.
(10)	These time-based restricted stock units were granted on August 3, 2015 and vest 25% annually.
(11)	These time-based restricted stock units were granted on March 6, 2015 and vest 25% annually.
(12)	These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this Annual Report on Form 10-K) were granted on March 6, 2015 and vest 25% annually as the performance goal was achieved as of December 31, 2015.
(13)	The market value of stock reported was computed by multiplying the closing market price of the stock on December 29, 2018 ($18.95) by the number of unvested restricted stock units.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table sets forth information regarding stock options exercised and restricted stock units vested during 2018 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Vinit K. Asar			140,828	$2,257,403
Thomas E. Kiraly			54,584	$941,959
Samuel M. Liang			41,036	$674,724
Thomas E. Hartman			16,376	$273,158
Scott Ranson			12,371	$210,999
(1)	The value of restricted stock units was calculated by multiplying the number of shares vesting by the closing market price of our common stock on the date of vesting.
(2)	The 2015 PSU attainment calculation was not finalized until 2018. Although the shares were earned in 2016 and 2017, the executives took possession of the shares during 2018, and therefore those shares are included in this table. For Mr. Asar, 47,688 shares total were earned in 2016 and 2017 but released in 2018. For Messrs. Kiraly, Liang, and Hartman, those numbers are 11,922 shares, 10,333 shares and 3,179 shares, respectively. Mr. Ranson was not awarded performance shares in 2015.

2018 PENSION BENEFITS

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our DB SERP, if any, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in our Company’s audited financial statements for the year ended December 31, 2018. Only Messrs. Asar and Hartman were participants in our DB SERP during 2018.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Vinit K. Asar	SERP	10	$1,650,031	$—
Thomas E. Hartman	SERP	8	$560,216	$—

The DB SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers. Benefits under the DB SERP accrue pro rata over the number of years (not to exceed 20) from a participant’s initial coverage by the DB SERP until the participant reaches the age of 65. The DB SERP was implemented in January 2004 and credited service for the benefit accrual started at that time.

The DB SERP benefit is determined by multiplying the participant’s benefit percentage assigned by our Compensation Committee by the participant’s average base compensation during the highest three of the executive’s last five years of service (though the benefit will be reduced if the participant was covered by the plan for less than 20 years). The current benefit percentage for Mr. Asar and Mr. Hartman is 65% and 40%, respectively.

Participants’ benefits under the DB SERP vest at the rate of 20% per year of employment with our Company. Both Mr. Asar and Mr. Hartman are fully vested in their plan benefit.

The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

•	Measurement date: December 31, 2018 (December 31, 2017 for amounts calculated to determine year-over-year increase in actuarial present values)
•	Fiscal year end: December 31, 2018
•	Discount rate: 3.98% (3.27% for present values calculated as of December 31, 2017)
•	Mortality table (pre-retirement): None*
•	Mortality table (post-retirement): Not applicable
•	Normal retirement age for DB SERP: Age 65
•	Withdrawal rates: None*
•	Retirement rates: None prior to normal retirement age, 100% at normal retirement date*
•	Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates
•	Present value is the present value of fifteen years certain annuity payable at normal retirement date
*	Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

The DB SERP benefit, once calculated, is paid out annually for a fifteen-year period, commencing after a participant’s retirement at age 65 from our Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from our Company before reaching the age of 65, then the benefits of such participant under the DB SERP will be subject to a reduction for early commencement.

Upon the occurrence of a change in control of our Company, as defined in the DB SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust’s assets continue to equal the present value of the accrued benefits. The trust is subject to our Company’s creditors’ claims in the event of our Company’s insolvency. Alternatively, our Company may, in its discretion, pay the present value of the DB SERP in a lump sum following a change in control.

2018 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the contributions, earnings and aggregate balances under our DC SERP for those executive officers who participated in the plan in 2018 and received credits under our DC SERP in 2018. Messrs. Kiraly, Liang and Ranson were the only named executive officers currently participating in our DC SERP in 2018. Messrs. Asar and Hartman do not participate in our DC SERP.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Thomas E. Kiraly	$—	$93,592	$—	$—	$399,954
Samuel M. Liang	$—	$94,462	$—	$—	$396,210
Scott Ranson	$—	$40,208	$—	$—	$139,311
(1)	Amounts included in this column are reflected in the Summary Compensation Table.
(2)	The Aggregate Earnings are not “above-market or preferential earnings” and are therefore not required to be reported in the Summary Compensation Table.
(3)	Amounts included in this column that have been reported in the Summary Compensation Table since 2014 for each named executive officer are: Mr. Kiraly - $366,687; Mr. Liang - $361,595; Mr. Ranson - $118,838.

The DC SERP is a nonqualified defined contribution plan in which certain executive officers and other senior employees are eligible to participate and is generally only available to those executive officers who are not covered by the DB SERP. Under the terms of the DC SERP, we may credit a participant’s account with either an amount equal to a specified percentage of the participant’s base salary or a stated flat dollar amount. The first credits under the DC SERP were made in 2014.

Unless specified otherwise in writing to a participant, a participant becomes 100% vested in his or her account upon the earlier of: (a) death; (b) disability; (c) five years of participation: (d) becoming retirement eligible (age 60 or greater with at least five years of service; or (e) if the participant’s employment is terminated upon or following a change in control and (1) the participant becomes entitled to severance benefits under any applicable employment, severance or similar agreement with our Company, or (2) within one year of the change in control, our Company terminates the participant for reasons other than cause, death, or disability, or the participant terminates employment because of the occurrence of a material diminution of his or her responsibilities, a reduction of his or her base salary or bonus plan targets, or a relocation of his or her principal place of employment more than 25 miles from his or her current location.

Benefits under the DC SERP are payable upon a termination from employment in either a lump sum or in annual installments (up to fifteen years), as previously elected by the participant, or upon death or disability as soon as administratively practicable thereafter (but in no event more than 90 days later).

TERMINATION AND CHANGE OF CONTROL PROVISIONS

The following tables set forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of our Company, assuming the triggering event took place on December 31, 2018 and the price per share of our Company’s common stock was $18.95, which was the closing market price as of December 31, 2018, the last trading day of the year. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure.

As discussed in our 2018 Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The tables below show the amount of compensation and benefits that each of our named executive officers would receive upon certain terminations of employment or a change in control under such agreements. Because the tables below are calculated assuming the triggering event took place on the last day of the preceding fiscal year as required by the SEC’s regulations, they do not take into consideration the changes made by the restatements of the employment agreements that occurred during 2019.

Vinit K. Asar

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$1,485,697	$—
Severance Payments(2)	$—	$—	$3,196,081	$3,196,081	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$7,435,791	$7,435,791	$7,435,791	$7,435,791	$7,435,791
Options (Unvested and Accelerated)	$—	$659,128	$659,128	$659,128	$659,128	$659,128
DB SERP Benefit(4)	$—	$—	$355,295	$355,295	$—	$—
DC SERP Benefit(5)	$—	$—	$—	$—	$—	$—
Benefits Continuation(6)	$—	$—	$78,047	$78,047	$—	$—
Outplacement(7)	$—	$—	$30,000	$30,000	$—	$—
Cutback(8)	$—	$—	$—	$—	$—	$—
(1)	The death benefit includes a supplemental life insurance benefit equal to 2 times base salary. Mr. Asar is also eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 2 times base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at Fiscal Year-End table.
(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 30, 2018 as shown in the Pension Benefits table.
(5)	Mr. Asar is not a participant in the DC SERP.
(6)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(7)	Assumed value for providing outplacement services following a termination.
(8)	Based on an estimated calculation, Mr. Asar’s separation payments upon termination following a change in control would trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999. As a result, Mr. Asar would be in a better after-tax position if he received his full benefits and paid the excise tax than he would be if his benefits had been reduced to a level where the excise tax would not apply.

Thomas E. Kiraly

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$450,000	$—
Severance Payments(2)	$—	$—	$1,202,845	$1,202,845	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$2,711,177	$2,711,177	$2,711,177	$2,711,177	$2,711,177
Options (Unvested and Accelerated)	$—	$387,968	$387,968	$387,968	$387,968	$387,968
DB SERP Benefit(4)	$—	$—	$—	$—	$—	$—
DC SERP Benefit(5)	$—	$399,954	$—	$399,954	$399,954	$399,954
Benefits Continuation(6)	$—	$—	$64,607	$64,607	$—	$—
Outplacement(7)	$—	$—	$22,500	$22,500	$—	$—
Cutback(8)	$—	$—	$—	$—	$—	$—
(1)	Mr. Kiraly is also eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1.5 times base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at Fiscal Year-End table.
(4)	Mr. Kiraly is not a participant in the DB SERP.
(5)	This amount reflects the full amount Mr. Kiraly would be entitled to on the corresponding event.
(6)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(7)	Assumed value for providing outplacement services following a termination.
(8)	Based on an estimated calculation, Mr. Kiraly’s separation payments upon termination following a change in control would trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999. As a result, Mr. Kiraly would be in a better after-tax position if he received his full benefits and paid the excise tax than he would be if his benefits had been reduced to a level where the excise tax would not apply.

Samuel M. Liang

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$450,000	$—
Severance Payments(2)	$—	$—	$1,141,332	$1,141,332	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$2,331,173	$2,331,173	$2,331,173	$2,331,173	$2,331,173
Options (Unvested and Accelerated)	$—	$297,592	$297,592	$297,592	$297,592	$297,592
DB SERP Benefit(4)	$—	$—	$—	$—	$—	$—
DC SERP Benefit(5)	$—	$396,210	$—	$396,210	$396,210	$396,210
Benefits Continuation(6)	$—	$—	$72,797	$72,797	$—	$—
Outplacement(7)	$—	$—	$22,500	$22,500	$—	$—
Cutback(8)	$—	$—	$—	$(325,339)	$—	$—
(1)	Mr. Liang is also eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1.5 times base salary and target bonus.

(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at Fiscal Year-End table.
(4)	Mr. Liang is not a participant in the DB SERP.
(5)	This amount reflects the full amount Mr. Liang would be entitled to on the corresponding event.
(6)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(7)	Assumed value for providing outplacement services following a termination.
(8)	Based on an estimated calculation, Mr. Liang’s separation payments upon termination following a change in control would trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999. As a result, Mr. Liang would be in a better after-tax position by having his payments reduced by the cutback amount shown so that the excise tax would not apply than he would be if he received his payments and had to pay the excise tax.

Thomas E. Hartman

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$—	$—
Severance Payments(2)	$—	$—	$557,506	$557,506	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$1,423,278	$1,423,278	$1,423,278	$1,423,278	$1,423,278
Options (Unvested and Accelerated)	$—	$291,770	$291,770	$291,770	$291,770	$291,770
DB SERP Benefit(4)	$—	$—	$105,833	$105,833	$—	$—
DC SERP Benefit(5)	$—	$—	$—	$—	$—	$—
Benefits Continuation(6)	$—	$—	$31,203	$31,203	$—	$—
Outplacement(7)	$—	$—	$—	$—	$—	$—
Cutback(8)	$—	$—	$—	$—	$—	$—
(1)	Mr. Hartman is eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1 year of base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at Fiscal Year-End table.
(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2018 as shown in the Pension Benefits table.
(5)	Mr. Hartman is not a participant in the DC SERP.
(6)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(7)	Mr. Hartman does not receive outplacement services following a termination.
(8)	Based on an estimated calculation, Mr. Hartman’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999.

Scott Ranson

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$—	$—
Severance Payments(2)	$—	$—	$362,000	$362,000	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$1,047,821	$1,047,821	$1,047,821	$1,047,821	$1,047,821
Options (Unvested and Accelerated)	$—	$195,677	$195,677	$195,677	$195,677	$195,677
DB SERP Benefit(4)	$—	$—	$—	$—	$—	$—
DC SERP Benefit(5)	$—	$139,311	$—	$139,311	$139,311	$139,311
Benefits Continuation(6)	$—	$—	$—	$—	$—	$—
Outplacement(7)	$—	$—	$—	$—	$—	$—
Cutback(8)	$—	$—	$—	$—	$—	$—
(1)	Mr. Ranson is eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1 year of base salary.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at Fiscal Year-End table.
(4)	Mr. Ranson is not a participant in the DB SERP.
(5)	This amount reflects the full amount Mr. Ranson would be entitled to on the corresponding event.
(6)	Mr. Ranson does not receive such benefits under his employment agreement after a termination of employment.
(7)	Mr. Ranson does not receive such benefits under his employment agreement after a termination of employment.
(8)	Based on an estimated calculation, Mr. Ranson’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Vinit Asar, President and Chief Executive Officer:

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $68,971;
•	the annual total compensation of Mr. Asar was $4,209,895;
•	based on this information, for 2018, the ratio of the annual total compensation of Mr. Asar, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 61.2 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of this disclosure, we used the same median employee that we identified for the year ended December 31, 2017, as permitted by SEC rules, because there were no changes in our employee population or compensation arrangements during 2018 that we reasonably believed would result in a significant change to our pay ratio disclosure. The methodology that we used to identify our median employee for 2017 was as follows:

•	We identified the median employee using our employee population on December 15, 2017. We determined that, as of December 15, 2017, our employee population consisted of 4,743 individuals. All our employees work and reside within the United States.
•	To identify the “median employee” from our employee population, we collected information regarding all wages, over-time pay, equity compensation, commission and bonus paid to each employee for services rendered during 2017. We annualized the compensation of all newly hired permanent employees during this period.

To calculate our 2018 pay ratio disclosed above, we calculated the median employee’s total annual compensation for 2018 in accordance with the requirements of the Summary Compensation Table.

COMPENSATION RISK ASSESSMENT

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company. We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests of our Company and our shareholders.

DIRECTOR COMPENSATION

The compensation structure for 2018 for non-employee directors included the following:

•	An annual cash retainer of $85,000 paid in four equal installments.
•	An annual grant of restricted stock units valued at $140,000. These units have a one-year vesting cycle. These restricted stock units, awarded in May 2018, will vest in full on May 16, 2019.
•	A $20,000 cash retainer for the chairperson of the Audit Committee, a $15,000 cash retainer for the chairperson of our Compensation Committee and a $10,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality, Compliance, Technology & Outcomes Committees, paid in four equal installments at the same time as the annual cash retainer.
•	A $100,000 cash retainer for the non-employee Chairman of our Board, paid in four equal installments at the same time as the quarterly installment payments of the annual cash retainer.
•	A substantial target for stock ownership by each director, in a pre-determined time frame, has been established. Each director is expected to own at least $425,000 of our Company’s common stock within five years of joining our Board of Directors. As of December 31, 2018 all of the directors were in compliance with the policy based on their stock ownership or were within five years of joining our Board of Directors.

The following table sets forth information regarding the compensation received by each of our Company’s non-employee directors for their services as a director during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(5)	Total
Asif Ahmad	$85,750	$140,014	$—	$225,764
Christopher B. Begley	$203,712	$140,014	$—	$343,726
Thomas P. Cooper, MD(3)	$—	$—	$—	$—
Cynthia L. Feldmann(4)	$—	$—	$—	$—
John T. Fox	$84,750	$140,014	$—	$224,764
Thomas C. Freyman	$93,750	$140,014	$—	$233,764
Stephen E. Hare	$102,250	$140,014	$—	$242,264
Cynthia L. Lucchese	$83,750	$140,014	$—	$223,764
Richard R. Pettingill	$88,250	$140,014	$—	$228,264
Kathryn M. Sullivan	$80,750	$140,014	$—	$220,764
(1)	Amounts shown include all fees earned for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)	The restricted stock for the annual award had a grant date fair value of $18.25 based on the May 15, 2018 closing price of our common stock. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each Director during the 2018 calendar year as calculated in accordance with ASC 718.
(3)	Dr. Cooper resigned as a director effective January 1, 2018, and did not receive any compensation as a director in 2018. Dr. Cooper did serve as a Director Emeritus in 2018, and received a $100,000 annual retainer for such service paid in four equal installments.
(4)	Ms. Feldmann resigned as a director effective January 1, 2018, and did not receive any compensation as a director in 2018.

Aggregate number of unvested restricted stock units as of December 31, 2018 for each non-employee director in office as of such date is as follows:

Name	Aggregate Number of Unvested Restricted Stock as of 12/31/2018
Asif Ahmad	7,672
Christopher B. Begley	7,672
John T. Fox	7,672
Thomas C. Freyman	7,672
Stephen E. Hare	7,672
Cynthia L. Lucchese	7,672
Richard R, Pettingill	7,672
Kathryn M. Sullivan	7,672
(5)	No stock options were awarded to any directors during the 2018 calendar year.

As of December 31, 2018, none of our non-employee directors had any outstanding option awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers or directors had relationships in the year ended December 31, 2018 that would require disclosure as a “compensation committee interlock” or “insider participation.”

AUDIT COMMITTEE REPORT

The Audit Committee (as used in this section, the “Committee”) of our Board of Directors oversees the Company’s financial process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company has an internal audit department that is actively involved in examining and evaluating the Company’s financial, operational and information systems activities and reports functionally to the Committee and administratively to management. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee currently consists of Thomas C. Freyman (Chair), Stephen E. Hare and Cynthia L. Lucchese, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on our Company’s website, www.hanger.com. All the members of the Committee are “independent” under the rules of the SEC and the listing standards of the NYSE, which means that they do not receive any consulting, advisory or other compensatory fee from our Company other than board or committee fees, they are not “affiliated persons” of our Company and they have no relationship to our Company that may interfere with the exercise of their independence from management of our Company. Furthermore, each Committee member is deemed by our Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by NYSE listing standards. Our Board of Directors has determined that each of Messrs. Freyman and Hare and Ms. Lucchese are considered to be an “audit committee financial expert” within the meaning of the rules of the SEC.

The Committee reviewed and discussed our Company’s audited financial statements for the year ended December 31, 2018 with management of our Company. The Committee has also discussed with our Company’s independent auditing firm, PricewaterhouseCoopers LLP (“PwC”), the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2 07 of SEC Regulation S-X.

In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and discussed PwC’s independence with PwC.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Committee meets with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

Based on the above referenced review and discussions, the Committee recommended to our Board of Directors that the financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

The following describes the Committee’s policies and procedures regarding pre-approval of the engagement of our Company’s independent auditor to perform audit as well as permissible non-audit services for our Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at a committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow our Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

All audit and non-audit services provided to our Company are required to be pre-approved by the Committee. The Chief Financial Officer of our Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

All of the audit and non-audit services during the years ended December 31, 2018 and 2017 and the related professional engagement periods were pre-approved by the Committee.

Audit Committee of the Board of Directors:

Thomas C. Freyman, Chair
Stephen E. Hare
Cynthia L. Lucchese

Audit and Non-Audit Fees

(in thousands)

	2018	2017
Audit Fees	$7,580	$6,977
Audit-Related Fees	—	—
Tax Fees	—	58
All Other Fees	4	4
Total	$7,584	$7,039

Audit Fees

The aggregate fees billed by PwC for each of the last two fiscal years for professional services rendered for audit services totaled $7.6 million in 2018 and $7.0 million in 2017, including fees associated with the audit of our Company’s annual financial statements, the audit of our Company’s internal control over financial reporting and the review of financial statements included in our Company’s Quarterly Reports on Form 10-Q. In addition, 2018 and 2017 fees included procedures performed related to supplementary information.

Audit-Related Fees

There were no aggregate fees billed by PwC for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of our Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection.

Tax Fees

In 2017, PwC was engaged to perform a U.S. transfer price study which was approved by the Audit Committee. In each of the 2018 and 2017 fiscal years, PwC was not engaged to supply any professional services for tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by PwC in 2018 and 2017 for all other services were related to accounting research tools obtained by us.

Attendance at Annual Meeting

Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

PRINCIPAL STOCKHOLDERS

As of March 21, 2019, Hanger had a total of 37,229,396 shares of common stock issued and outstanding. The following table sets forth the number of shares of common stock beneficially owned as of March 21, 2019 by: (i) each director and nominee for director of Hanger, (ii) each of the named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of Hanger’s common stock.

Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Vinit Asar(2)	259,822	*
Asif Ahmad	40,295
Christopher B. Begley	45,872	*
John T. Fox	13,019	*
Thomas C. Freyman	13,019	*
Stephen E. Hare(3)	43,890	*
Thomas E. Hartman(4)	59,732	*
Thomas E. Kiraly(5)	168,374	*
Samuel M Liang(6)	129,944	*
Cynthia L. Lucchese	37,309	*
Richard Pettingill	47,593	*
Scott Ranson(7)	41,902	*
Kathryn M. Sullivan	31,484	*
All directors, nominees and officers as a group (18 persons)(8)	1,071,138	1.92%
5% Stockholders
Victory Capital Management Inc.(9)	3,235,040	8.78%
Hotchkis and Wiley Capital Management, LLC(10)	3,151,169	8.55%
Courage Capital Management, LLC(11)	2,194,269	6.00%
Invesco Ltd.(12)	2,092,590	5.70%
T. Rowe Price Associates, Inc.(13)	1,961,823	5.30%
*	Less than 1%
(1)	Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.
(2)	Includes 153,167 shares owned directly by Mr. Asar. Does not include 257,118 shares subject to unvested restricted stock.
(3)	Includes 43,890 shares owned directly by Mr. Hare. Does not include 32,577 shares subject to vested restricted stock units that Mr. Hare has elected to defer. Such deferred restricted stock units will be delivered to Mr. Hare in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Hare’s service as a director terminates.
(4)	Includes 12,520 shares owned directly by Mr. Hartman. Does not include 40,636 shares subject to unvested restricted stock.
(5)	Includes 105,596 shares owned directly by Mr. Kiraly. Does not include 85,079 shares subject to unvested restricted stock.
(6)	Includes 81,790 shares owned directly by Mr. Liang. Does not include 76,028 shares subject to unvested restricted stock.
(7)	Includes 10,239 shares owned directly by Mr. Ranson. Does not include 34,349 shares subject to unvested restricted stock.
(8)	Includes 716,005 shares owned directly or controlled by directors and officers of our Company and a total of 355,133 shares subject to exercisable options held by directors and officers of our Company to purchase shares from our Company. Does not include 610,756 shares subject to unvested restricted stock, or unvested or deferred restricted stock units, issued to directors and officers of our Company.
(9)	The address of Victory Capital Management Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio, 44144. Victory Capital Management Inc. has sole dispositive power with respect to all of these shares, and sole voting power with respect to 3,142,915 of these shares.
(10)	The address of Hotchkis and Wiley Capital Management, LLC is 725 South Figueroa Street, 39th Floor, Los Angeles, California, 90017. Hotchkis and Wiley Capital Management, LLC has sole dispositive power with respect to all of these shares, and sole voting power with respect to 2,504,186 of these shares.
(11)	The address of Courage Capital Management LLC is 4400 Harding Road, Suite 503, Nashville, Tennessee 37205. Courage Capital Management has shared voting and dispositive power with respect to all of these shares. These shares are beneficially owned by Courage Capital Management, LLC, Courage Investments, Inc., and Richard C. Patton.
(12)	The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800 Atlanta, Georgia 30309. Invesco Ltd. has sole voting and dispositive power with respect to all of these shares.
(13)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole dispositive powers with respect to all of these shares, and sole voting power with respect to 341,603 of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of our Company’s equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the SEC. Based solely on a review of the copies of such reports furnished to our Company during the most recently completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2018 were timely filed.

YEAR 2020 STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, proposals of stockholders intended to be presented at and included in the proxy materials for the 2020 annual meeting, which presently is expected to be held in May 2020, must be received by the Secretary of our Company, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 6, 2019, in order for them to be considered for inclusion in the 2020 Proxy Statement.

In addition, a stockholder desiring to submit a proposal to be voted on at next year’s annual meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year’s proxy materials relating to that meeting, must submit such proposal in accordance with the requirements set forth in our Company’s By-Laws. Among other things, a stockholder must submit a proposal to our Company between December 6, 2019 and January 6, 2020. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the 2020 annual meeting without having had a discussion of the proposal in the proxy materials. Further, to comply with the Corporate Governance & Nominating Committee’s policy pursuant to which a stockholder who has owned at least 2% of our Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance & Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors, a qualifying stockholder must submit such recommendation no later than December 6, 2019.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

ANNUAL REPORT

We are mailing our Annual Report on Form 10-K, including our audited financial statements for the year ended December 31, 2018, with this proxy statement, although the Annual Report on Form 10-K is not a part of this proxy statement or a part of the proxy soliciting material.

We will furnish to any stockholder, without charge, a copy of our 2018 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Seth Frank via email at sfrank@hanger.com or via telephone at (512) 777-3573. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).

By Order of the Board of Directors
HANGER, INC.

Thomas E. Hartman
Senior Vice President, General Counsel and Secretary

April 5, 2019

ANNEX A
HANGER, INC.
2019 OMNIBUS INCENTIVE PLAN

1.      Purposes, History and Effective Date.

(a)     Purpose. The Hanger, Inc. 2019 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)     Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date, subject to approval by the Company’s shareholders at the annual shareholders meeting on such date. This Plan will terminate as provided in Section 15.

(c)     Effect on Prior Plan. Prior to the Effective Date, the Company had in effect the Prior Plan. On and after the Effective Date, the Prior Plan terminated such that no new awards could be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

2.      Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a)     “Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(b)     “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)     “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(f)     “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

(i)	the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then
(ii)	the meaning given in the Award agreement; or if none then
(iii)	the meaning given in the Company’s employment policies as in effect at the time of the determination (or if the determination of Cause is being made within two years following a Change of Control, the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control); or if none then
(iv)	the occurrence of any of the following: (x) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (y) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (z) the commission by the Participant of a felony or other crime involving moral turpitude or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

(g)     A “Change of Control” shall have the meaning given in an Award agreement, or if none, shall be deemed to exist if:

(i)	a Person either (A) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having the right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office, or (B) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or
(ii)	Continuing Directors shall for any reason cease to constitute a majority of the Board; or
(iii)	the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or
(iv)	there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

For purposes of this Plan, (x) the term “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, and (y) the term “Excluded Person” shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(h)     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)     “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act.

(j)     “Company” means Hanger, Inc., a Delaware corporation, or any successor thereto.

(k)     “Director” means a member of the Board.

(l)     “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(m)     “Effective Date” means May 17, 2019.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o)     “Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on the immediately preceding day on the national securities exchange on which the Stock is then traded, or if no sales of Stock occur on such immediately preceding day, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding day, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(p)     “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(q)     “Option” means the right to purchase Shares at a stated price for a specified period of time.

(r)     “Participant” means an individual selected by the Administrator to receive an Award.

(s)     “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; diluted earnings per share; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(t)     “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(u)     “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(v)     “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(w)     “Plan” means this Hanger, Inc. 2019 Omnibus Incentive Plan, as it may be amended from time to time.

(x)     “Prior Plan” means the Hanger, Inc. 2016 Omnibus Incentive Plan.

(y)     “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(z)     “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(aa)     “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb)     “Share” means a share of Stock.

(cc)     “Stock” means the Common Stock of the Company, $.01 par value.

(dd)     “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee)     “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.      Administration.

(a)     Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)     Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)     No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.      Eligibility; Participant Award Limits.

(a)     Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

(b)     Participant Award Limits. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)	receiving Options for, and/or Stock Appreciation Rights with respect to, more than 540,000 Shares (or 55,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;
(ii)	receiving Awards of Restricted Stock and/or Restricted Stock Units, and/or other Stock-based Awards pursuant to Section 12, relating to more than 270,000 Shares (or 27,500 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;
(iii)	receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 540,000 Shares (or 55,000 Shares, in the case of a Non-Employee Director) in respect of any period of two consecutive fiscal years of the Company, or of more than 810,000 Shares (or 83,000 Shares, in the case of a Non-Employee Director) in respect of any period of three consecutive fiscal years of the Company;
(iv)	receiving Cash Incentive Award(s) that could result in a payment of more than $3,000,000 (or a payment of more than $600,000, in the case of a Non-Employee Director) in respect of any fiscal year of the Company;
(v)	receiving Award(s) of Performance Units the value of which is not based on the Fair Market Value of a Share in respect of any period of two fiscal years of the Company that could result in a payment of more than $3,000,000 (or a payment of more than $400,000, in the case of a Non-Employee Director), or in respect of any three fiscal years of the Company that could result in the payment of $4,500,000 (or a payment of more than $600,000, in the case of a Non-Employee Director); or
(vi)	receiving other Stock-based Awards pursuant to Section 12, or Dividend Equivalent Units, relating to more than 250,000 Shares (or 25,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company.

5.      Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6.      Shares Reserved under this Plan.

(a)     Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of two million, twenty-five thousand (2,025,000) Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan, of which two million, twenty-five thousand (2,025,000) Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)     Depletion and Replenishment of Shares Under this Plan.

(i)	The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.
(ii)	To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c)     Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such Prior Plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a); provided that no Shares subject to awards granted under the Prior Plan shall be available for purposes of granting Awards under this Plan to the extent they are (i) Shares purchased by the Company using proceeds from Option exercises, (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations. Any such Shares will not be available for future awards under the terms of the Prior Plan.

7.      Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.      Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9.      Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.      Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11.      Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that no Dividend Equivalent Unit shall provide for payment on Performance Shares or Performance Units prior to their vesting.

12.      Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13.      Minimum Vesting Period; Discretion to Accelerate Vesting.

(a)     Minimum Vesting Period. All Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.

(b)     Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement, or termination without cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

14.      Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.      Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)     Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b)     Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)	shareholders must approve any amendment of this Plan (which may include an amendment to materially increase any number of Shares specified in Section 6(a), except as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)	shareholders must approve an amendment that would diminish the protections afforded by Section 4(b) or Section 15(e).

(c)     Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)	Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)	Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.
(iii)	Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)     Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)     Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)     Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16.      Taxes.

(a)     Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i)	If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;
(ii)	If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules) (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or
(iii)	Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b)     No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.      Adjustment and Change of Control Provisions.

(a)     Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)     Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)     Effect of Change of Control.

(i)	Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:
(A)	Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B)	If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.
(C)	Upon the Participant’s termination of employment within two years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.
(ii)	To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control:
(A)	Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be cancelled for no consideration;
(B)	Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full;
(C)	All Performance Shares, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the number of full months in the performance period that have elapsed as of the date of the Change of Control;
(D)	All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and
(E)	All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d)     Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determine that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

18.      Miscellaneous.

(a)     Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b)     Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)	a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
(iii)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)     No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d)     Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)     Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)     Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g)     Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Texas, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)     Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)     Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)     Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

HANGER, INC.
10910 DOMAIN DRIVE
STE 300
AUSTIN, TEXAS 7858

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/16/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/16/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Vinit K. Asar
02 Asif Ahmad
03 Christopher B. Begley
04 John T. Fox
05 Thomas C. Freyman
06 Stephen E. Hare
07 Cynthia L. Lucchese
08 Richard R. Pettingill
09 Kathryn M. Sullivan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To approve, by advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 To approve, by advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000411450_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com

HANGER, INC.
Annual Meeting of Stockholders
May 17, 2019 8:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Vinit K. Asar and Thomas E. Kiraly, or either of them, as proxies, each with the power to act without the other, and each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HANGER, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, local time, on May 17, 2019, at The Archer Hotel, 3121 Palm Way, Austin, TX 78758, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

0000411450_2 R1.0.1.18